Exhibit 2.1 - 1 - STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of April 17, 2024, by and between BioLife Solutions, Inc., a Delaware corporation ("Seller") and GCI Holdings Company, LLC, an Ohio limited liability company ("Buyer"). RECITALS A. Seller owns all of the issued and outstanding shares of common stock (collectively, the "Shares") of Global Cooling, Inc., a Delaware corporation (the "Acquired Company"). B. Buyer wishes to purchase all of the Shares from Seller, and Seller wishes to sell all of such Shares to Buyer, upon and subject to the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows: ARTICLE 1 Definitions When used in this Agreement, the following terms, in all of their singular or plural tenses, cases and correlative forms shall have the meanings assigned to them in this Article 1, or elsewhere in this Agreement as indicated in this Article 1: "Acquired Company" is defined in the Recitals to this Agreement. "Acquired Company Employees" is defined in Section 4.8.1. "Acquisition Balance Sheet" is defined in Section 4.5.1. "Advantage Debt" means all obligations of the Acquired Company under that certain promissory note in the aggregate principal amount of $2,581,982.96 payable by the Acquired Company to Advantage Capital Community Development Fund XXXII, L.L.C. An "Affiliate" of a specified Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting capital stock, by contract, or otherwise. "Agreement" is defined in the Preamble of this Agreement. "Alternative Recovery" is defined in Section 8.6.1. "Annual Financial Statements" is defined in Section 4.5.1. "Assignment and Assumption Agreement" is defined in Section 2.3.2. "Assumed Liabilities" is defined in Section 2.3.2. "Basket" is defined in Section 8.2(b). "Business Day" means any day other than a Saturday, Sunday or a day on which banks in Seattle, Washington or Athens, Ohio are authorized or obligated by law to close. "Buyer" is defined in the Preamble of this Agreement.

- 2 - "Buyer Ancillary Agreements" is defined in Section 5.1. "Buyer Fundamental Representations" means Section 5.1 [Organization; Authorization], Section 5.2 [Execution and Delivery; Enforceability] and Section 5.4 [Brokerage]. "Buyer Indemnitees" is defined in Section 8.1. "CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act. "CARES Act Programs" is defined in Section 4.7.4. "CARES Act Terms" is defined in Section 4.7.4. "Closing" and "Closing Date" are defined in Section 6.3. "COBRA" is defined in Section 2.3.3. "Code" means the United States Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto. "Company Ancillary Agreements" is defined in Section 4.1. "Company Licensed Intellectual Property" means the Intellectual Property licensed to the Acquired Company by a third party, including but not limited to the GCBV Intellectual Property. "Company Owned Intellectual Property" means the Intellectual Property owned or purported to be owned by the Acquired Company. "Company Plan" means any Plan (whether written or oral) to which the Acquired Company contributes or contributed to, is or was a party to, is or was bound by and, in each case, could reasonably be expected to have Liability (whether known, accrued, absolute, contingent, liquidated or otherwise) with respect to, and in each case, under which directors, managers, employees, independent contractors, consultants or other members of the workforce of the Acquired Company are or have been eligible to participate or derive a benefit. "Company Related Person" is defined in Section 4.18. "Confidential Information" is defined in Section 7.8. "Contracts" is defined in Section 4.15.1. "Disclosure Schedules" means the disclosure schedules annexed hereto and made a part hereof. "Disposal," "Storage" and "Treatment" shall have the meanings assigned to them in the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et. seq. ("RCRA") or any similar state or local Law; provided, however, that such terms shall be applied to all "Hazardous Materials," not solely to "hazardous waste," as defined in RCRA. "Employee Equity Grants" is defined in Section 2.3.4. "Environmental Law" means any Law, Order or Permit relating to contamination, pollution or the protection of the environment, including soil, land surface or subsurface strata, surface water (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient or indoor air, plant and animal life and any other environmental medium or natural resource, or human health and safety or to the use, management, handling, generation, importing, distribution, manufacturing, processing, production, recycling, reclaiming, Storage, Disposal, Treatment, transportation, Release or threatened Release of any Hazardous Material. "Environmental Notice" is defined in Section 4.10.2.

- 3 - "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations adopted pursuant thereto. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Financial Statements" is defined in Section 4.5.1. "GAAP" means United States generally accepted accounting principles, consistently applied, as in effect on the date hereof. "General Cap" is defined in Section 8.2(c). "GCBV" means Global Cooling, BV, a Dutch entity partially owned at the time of Closing by the Acquired Company. "GCBV Intellectual Property" means the Intellectual Property owned by GCBV and utilized by the Acquired Company in the Acquired Company's business. "GCBV Third-Party Interests" is defined in Section 7.10. "Governmental Authority" means any domestic, foreign or multi-national federal, state, provincial, regional, municipal or local governmental or administrative authority, including any court, tribunal, agency, bureau, committee, board, regulatory body, administration, commission or instrumentality constituted or appointed by any such authority. "Hazardous Material" means any chemical, substance, waste, material, pollutant, or contaminant, the use, management, handling, generation, importing, distribution, manufacturing, processing, production, recycling, reclaiming, Storage, Disposal, Treatment, transportation or Release of which is regulated under Law, or which is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Law, including any mixture or solution thereof, and specifically including: (a) petroleum and all petroleum derivatives thereof or synthetic substitutes therefor (including crude oil or any fraction thereof, gasoline or diesel fuel, all forms of natural gas, and petroleum products, by-products or waste); (b) polychlorinated biphenyls; (c) asbestos and asbestos containing materials (whether friable or non-friable); (d) lead and lead-based paint or other lead containing materials (whether friable or non-friable); (e) urea formaldehyde; (f) microbiological pollutants; (g) batteries or liquid solvents or similar chemicals; (h) radon gas; (i) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise; (j) radioactive material or waste; and (k) infectious waste, regardless of whether specifically listed or designated as a hazardous substance or hazardous waste under any Environmental Law. "HCERA" is defined in Section 4.9.2(g). "Healthcare Reform Laws" is defined in Section 4.9.2(g). "Inbound Licenses" is defined in Section 4.14.4. "Indebtedness" means, with respect to the Acquired Company as at any date of determination thereof (without duplication): (a) all obligations for borrowed money or funded indebtedness or issued in substitution for or exchange for borrowed money or funded indebtedness (including obligations in respect of principal, accrued interest, any applicable prepayment charges or premiums and any unpaid fees, expenses or other monetary obligations in respect thereof); (b) any indebtedness or other obligation (economic, indemnification or otherwise) evidenced by any mortgage, note, bond, debenture, asset or equity purchase agreement, or other debt security (including any notes, deferred purchase price, earnout payments or contingent obligations related to the acquisition of a business); (c) letters of credit or surety bonds (but only to the extent such letters of credit or surety bonds have been drawn upon and then only the outstanding amount required to be paid due to such draws); (d)

- 4 - any lease obligations required to be capitalized in accordance with GAAP (other than any real property lease); (e) all obligations for reimbursement then required to be made of any obligor on any banker's acceptance, letters of credit or similar transactions; (f) obligations for any trade or accounts payable that are considered more than thirty (30) days past due; (g) all unpaid Taxes as of the Closing Date that are determined to be due or payable with respect to any Pre-Closing Tax Period, including (i) any such Taxes that are assessed or determined to be due or payable with respect to such periods after the Closing Date and (ii) all liabilities for payroll Taxes that the Acquired Company has elected to defer pursuant to CARES Act § 2302 or any other obligations deferred pursuant to or in connection with the CARES Act or any U.S. presidential memorandum or executive order; (h) solely with respect (i) to the Terminated Employees, and (ii) the Acquired Company Employees, but only if such amounts are considered past due, all accrued but unpaid incentive compensation amounts, bonus amounts, sales person commission amounts, deferred compensation liability amounts (including any such liability relating to any profit sharing plan), amounts of vacation obligations carried over from a prior year and defined benefit or contribution plan liabilities that have been or should have been accrued for (including, without limitation, any "matching" or similar obligations of the Acquired Company under any 401(k) or similar Plan), or are payable to the Terminated Employees (and not earned as a result of the transactions described in this Agreement); (i) all outstanding severance obligations; (j) the amount of any deferred rent obligations; (k) all obligations for the deferred purchase price of property and all conditional sale obligations of the Acquired Company under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (l) all outstanding rebates due to customers of the Acquired Company, including but not limited to all historic rebates due to customers that relate to any pre-Closing period (solely to the extent actually paid by the Acquired Company after the Closing) (the matters described in this clause (l) are referred to as the "Customer Rebates"); (m) any obligations under any interest rate hedging or swap agreements; (n) any obligations owed to Seller or Seller's Affiliates; (o) all obligations of the type referred to in clauses (a) through (n) of any Person for the payment of which the Acquired Company is responsible or liable, directly or indirectly, as guarantor, obligor, surety or otherwise; and (p) obligations of the type referred to in clauses (a) through (o) of other Persons secured by any Lien on the Acquired Company's properties or assets, but only to the extent of the value of the property or asset that is subject to such Lien. "indemnitee" and "indemnitor" are defined in Section 8.5.1(a). "Intellectual Property" means all rights arising from or in respect of any of the following in any jurisdiction throughout the world: (a) patents, patent applications, patent disclosures and inventions, including any continuations, divisionals, continuations-in-part, reexaminations, renewals and reissues for any of the foregoing (collectively "Patents"); (b) trademarks, service marks, service names, trade dress rights, trade names, brand names, slogans and logos, whether or not registered, and registrations and applications for registration thereof, together with all of the goodwill connected with the use of and symbolized thereby (collectively, "Marks"); (c) copyrights (registered or unregistered) and works of authorship, whether or not copyrightable and registrations and applications for registration thereof, including copyrights in mask works and registrations and applications for registration thereof ("Copyrights"); (d) internet domain names and social media account or user names, whether or not Marks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) any intellectual property rights in Software, data, data bases and documentation thereof; and (f) trade secrets and other confidential and proprietary information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works,

- 5 - financial and marketing plans and customer and supplier lists and information) (collectively, "Trade Secrets"). "Interim Financial Statements" is defined in Section 4.5.1. "IRS" means the United States Internal Revenue Service. "Knowledge" means with respect to Seller, the actual knowledge of Roderick de Greef and Troy Wichterman. "Law" means any common law decision and any federal, state, regional, local or foreign law, statute, ordinance, code, rule, regulation, policy or Order. "Leased Real Property" means all real property leased by the Acquired Company, together with all improvements, buildings and fixtures located thereon and appurtenant rights and interests associated therewith. "Lease" is defined in Section 4.12.1(b). "Liability" or "Liabilities" means any or all obligations (whether to make payments, to give notices or to perform or not perform any action), commitments, contingencies, assessments, penalties and other liabilities of a Person (whether known or unknown, asserted or not asserted, whether absolute, accrued, contingent, fixed or otherwise, determined or determinable, liquidated or unliquidated, and whether due or to become due). "Lien" means any lien, charge, mortgage, deed of trust, pledge, easement, judgment, encumbrance, security interest, community interest, adverse claim or any other title defect or restriction of any kind. "Loss" or "Losses" means any and all losses, liabilities, obligations, payments, judgments, fines, fees, damages, demands, assessments, costs, expenses and penalties, actions, Taxes, and any claims in respect thereof (including all court costs and reasonable attorneys' fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing); provided, however, that "Losses" shall not include any punitive, incidental, consequential or special damages, including business interruption, diminution of value, loss of future revenue, profits or income, or loss of business of reputation or opportunity, and in particular, no "multiple of profits" or "multiple of cash flow", except to the extent actually awarded to a Governmental Authority or other third party. "Material Adverse Effect" means any fact, change, event, development, effect or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse change in or effect on the business, assets or financial condition of the Acquired Company or the ability of Seller to consummate the transactions contemplated by this Agreement; provided that no change, circumstance, effect, event or fact shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been a Material Adverse Effect, to the extent that such change, circumstance, effect, event or fact results from, arises out of, or relates to: (a) a general deterioration in United States or global economic, credit, financial or securities market conditions, including prevailing interests rates or currency rates; (b) United States or global regulatory or political conditions; (c) the outbreak or escalation of hostilities, the declaration of a war or the occurrence of any other similar calamity or crisis, including acts of terrorism; (d) man-made disasters, natural disasters or acts of God; (e) a global pandemic (including but not limited to COVID-19); (f) factors, conditions, trends or other circumstances generally affecting any of the industries or markets in which the Acquired Company operates; (g) any change in Law, GAAP, regulatory or accounting requirements or other interpretations thereof (including the proposal or adoption of any of the foregoing); (h) the negotiation, announcement or existence of this Agreement or the consummation of the transactions contemplated hereby; (i) the failure by the Acquired Company

- 6 - to meet any internal, published, analyst or other third party's projections, guidance, budgets, milestones, expectations, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Material Adverse Effect has occurred if not otherwise excluded hereunder); (j) any action required to be taken by Seller, any of its Affiliates or the Acquired Company at the written request of Buyer, or any action expressly required to be taken or refrained from being taken by Seller, any of its Affiliates or the Acquired Company pursuant to this Agreement; or (k) the identity of, or facts specific to, Buyer or any of its Affiliates; provided, that with respect to clauses (a) through (e), to the extent that such matter affects the Acquired Company in a materially disproportionate and adverse manner as compared to companies in the industries in which the Acquired Company conducts its business, such material disproportionate adverse effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect. "Material Contracts" is defined in Section 4.15.2. "Material Customers" is defined in Section 4.17. "Material Suppliers" is defined in Section 4.17. "Order" is defined in Section 4.16. "Organizational Documents" means: (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, or the operating agreement and the articles of organization or certificate of formation of a limited liability company; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (e) the declaration of trust and trust agreement of any trust; and (f) any amendment to any of the foregoing. "Outbound Licenses" is defined in Section 4.14.2. "Permits" is defined in Section 4.11.1. "Permitted Liens" means: (a) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, if the underlying obligation is not delinquent or in dispute and appropriate reserves have been set aside in accordance with GAAP; (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business under which the Acquired Company is not in default; (c) Liens for current Taxes and utilities not yet due and payable or which may hereafter be paid without penalty or which are being contested in good faith; (d) pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance, social security or similar programs mandated by applicable legislation; (e) easements, covenants, rights-of- way and other similar restrictions or conditions of record acceptable to Buyer; and (f) zoning, building and other similar ordinances or restrictions imposed by applicable Laws; provided that none of (e) and (f), individually or in the aggregate, materially impairs the use or value of any asset to which it or they relate. For the avoidance of doubt, the Liens related to the Advantage Debt and the SVB Debt are not Permitted Liens. "Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated association, a government or any agency, instrumentality or political subdivision of a government, or any other entity or organization. "Plan" means (in each case, whether written or oral): (a) all employee benefit plans (as defined in Section 3(3) of ERISA); (b) all bonus (including transaction bonus), incentive compensation, equity or equity-based, equity appreciation right, phantom equity, restricted equity, performance equity,

- 7 - employee equity ownership, equity purchase, deferred compensation, change in control, employment, noncompetition, nondisclosure, vacation, holiday, sick leave, retention, severance, retirement, savings, pension, money purchase, target benefit, cash balance, excess benefit, supplemental executive retirement, profit sharing, life insurance, cafeteria (Section 125), adoption assistance, dependent care assistance, voluntary employees beneficiary, multiple employer welfare, medical, dental, vision, severance, change in control, multiple employer welfare, supplemental unemployment compensation, accident, disability, fringe benefit, welfare benefit, paid time off, employee loan, and salary continuation plans, programs, policies, Contracts, commitments, practices, and associations including any trust, escrow or other agreement related thereto and any similar plans, programs, policies, Contracts, commitments and practices; and (c) all employee benefit plans pursuant to foreign Laws. "Post-Closing Tax Period" means any taxable period that begins after the Closing Date; in the case of a Straddle Period, the portion of the Straddle Period that begins after the Closing Date shall constitute a Post-Closing Tax Period. "PPACA" is defined in Section 4.9.2(g). "PPP Loans" means any and all obligations for borrowed money or funded indebtedness (including obligations in respect of principal, accrued interest, any applicable prepayment charges or premiums and any unpaid fees, expenses or other monetary obligations in respect thereof) associated with that certain loan in the original principal amount of $1,484,989.25 obtained by the Acquired Company from Peoples Bank under the Paycheck Protection Program promulgated under the CARES Act. "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date; in the case of a Straddle Period, the portion of the Straddle Period that ends on and includes the Closing Date shall constitute a Pre-Closing Tax Period. "Pre-Closing Tax Returns" is defined in Section 7.7.2. "Product Warranty Claims" means all known and unknown product warranty or Liability claims brought by a third party against Seller, any of its Affiliates or the Acquired Company that are related to a product that was actually sold by the Acquired Company, other than those claims listed on Schedule 1.1 attached hereto. "Purchase Price" is defined in Section 2.2. "Release" means any direct or indirect release, spill, pumping, pouring, emission, emptying, discharge, dispersal, injection, placing, escape, leaking, leaching, migration, dumping, deposit or Disposal on or into any building, facility or the environment, whether intentional or intentional, known or unknown. "Removal," "Remedial" and "Response" actions shall include the types of activities covered by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601, et seq., RCRA and other comparable Laws, whether the activities are those that might be taken by a Governmental Authority or those that a Governmental Authority might seek to require of third parties under "removal," "remedial" or other "response" actions. "Retained Liabilities" is defined in Section 2.3.2. "RIF" is defined in Section 7.2.1. "Seller" is defined in the Preamble of this Agreement. "Seller Ancillary Agreements" is defined in Section 3.1.

- 8 - "Seller Fundamental Representations" means the representations and warranties in Section 3.1 [Authority and Capacity], Section 3.2 [Ownership of Shares], Section 3.3 [Execution and Delivery; Enforceability], Section 4.1 [Organization and Good Standing; Authority and Enforceability], Section 4.2 [Capitalization], Section 4.7 [Taxes], Section 4.10 [Environmental Matters], and Section 4.19 [Brokerage]. "Seller Indemnitees" is defined in Section 8.3. "Seller Tax Returns" is defined in Section 7.7.2. "Selling Expenses" means any and all (whether or not disclosed and regardless of when incurred): (a) unpaid costs, fees and expenses of outside professionals incurred by Seller or the Acquired Company prior to the consummation of the transactions contemplated hereby, including all legal fees, accounting, tax, management or other similar fees, investment banking fees and expenses (including such fees and expenses payable to Seller or his Affiliates); and (b) unpaid change in control, phantom equity, severance payment or other similar obligations of the Acquired Company (whether written or oral), including under any Contract with any employee, director, manager, consultant or customer of the Acquired Company, that provides for any payment arising from the transactions contemplated by this Agreement. "Shares" is defined in the Recitals to this Agreement. "Software" means any and all computer software and code, including all new versions, updates, revisions, improvements, and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including developer notes, comments and annotations, user manuals, and training materials relating to any of the foregoing. "Straddle Period" means a taxable period that begins on or before the Closing Date and ends after the Closing Date. "Straddle Period Tax Matter" is defined in Section 7.7.5(b). "Subsidiary" means an entity owned wholly or in part by the Acquired Company, which the Acquired Company, directly or indirectly, owns more than fifty percent (50%) of the stock or other equity interests of such entity having voting power to elect a majority of the board of directors or other governing body of such entity. For the avoidance of doubt, GCBV is a "Subsidiary" within the meaning of this definition. "SVB Debt" is defined in Section 6.1(j). "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, FICA, withholding, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax assessment or charge in the nature of a tax and imposed by any Taxing Authority, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person by reason of Contract (other than any contract entered into in the ordinary course of business, the principal purpose of which does not relate to taxes), assumption, transferee liability, operation of Law, Section 1.1502-6 of the Treasury regulations (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise. "Tax Benefit" is defined in Section 8.6.1.

- 9 - "Tax Matter" is defined in Section 7.7.5(a). "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Taxing Authority with respect to Taxes. "Taxing Authority" means any domestic or foreign national, state, provincial, multi-state or municipal or other local executive, legislative or judicial government, court, tribunal, official, board, subdivision, agency, commission or authority thereof, or any other governmental body exercising any regulatory or taxing authority thereunder having jurisdiction over the assessment, determination, collection or other imposition of any Tax. "Terminated Employees" is defined in Section 2.3.3. "Third-Party Claim" is defined in Section 8.5.1(a). "Transition Services Agreement" is defined in Section 6.1(i). "Transaction Tax Deductions" means all applicable deductions of the Acquired Company attributable to the Selling Expenses (including any amount that would have been included in Selling Expenses but for the fact that such amount was paid prior to the Closing) or other expenses economically borne by Seller. "Transfer Taxes" is defined in Section 7.7.6. "Unclaimed Property" means property that has gone unclaimed or abandoned by the rightful owner (including, without limitation, any uncashed dividend or payroll checks, customer deposit, customer overpayment, credit or refund, supplier payment or other tangible or intangible asset held by the Acquired Company), which property is required by applicable Law to be either reported, escheated or otherwise remitted to the applicable Governmental Authority that administers unclaimed or abandoned property or funds. "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended, and all rules and regulations adopted pursuant thereto, and each similar local, state and foreign Laws and all rules and resolutions adopted pursuant thereto. "Warranty Amount" is defined in Section 2.4. "Working Capital Cash" is defined in Section 2.4. ARTICLE 2 Purchase and Sale 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of the Shares. 2.2 Purchase Price. The aggregate purchase price for the purchase of the Shares (the "Purchase Price") shall be an amount equal to One Dollar ($1.00). 2.3 Payment of Purchase Price, Assumption of Liabilities and Payment of Selling Expenses. 2.3.1 Payment of Purchase Price. At the Closing, Buyer shall pay and deliver to Seller an amount equal to the Purchase Price by means agreed to by Buyer and Seller.

- 10 - 2.3.2 Assumption of Liabilities. At the Closing, Seller shall assume and pay, perform, satisfy and/or discharge when due all Indebtedness and all pre-Closing Liabilities of the Acquired Company, including but not limited to any Liabilities arising or discovered post-Closing to the extent that such Liabilities relate to pre-Closing activity of the Acquired Company or Seller (collectively, the "Assumed Liabilities") pursuant to that certain assignment and assumption agreement between Seller and the Acquired Company, attached hereto as Exhibit A and incorporated herein by reference (the "Assignment and Assumption Agreement"); provided, however, that Seller shall not assume, and the Assumed Liabilities shall not include, any Product Warranty Claims, or any current trade accounts payable, payroll obligations or other working capital-related Liabilities incurred by the Acquired Company in the ordinary course that are not yet due and payable at the time of Closing and that are listed on Schedule I to the Assignment and Assumption Agreement (collectively, the "Retained Liabilities"), all of which shall be retained by the Acquired Company and shall be paid, performed, satisfied and/or discharged as and when such Liabilities become due by the Acquired Company. 2.3.3 Assumption of Liability Related to Reduction in Force. Without limiting the foregoing Section 2.3.2, Seller shall assume and discharge, pursuant to the Assignment and Assumption Agreement, all Liabilities, including Taxes and Tax-related expenses, of the Acquired Company associated with or related to the reduction in force of those employees of the Acquired Company listed on Schedule 2.3.3 prior to or upon Closing (the "Terminated Employees"), as more fully described in Section 7.2, including but not limited to amounts owed in severance pay to such Terminated Employees, amounts due, if any for the payment of benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), amounts owed, if any, due to the vesting of such Terminated Employees' employee stock grants, and any penalties or Liabilities related to the Acquired Company's obligations in connection with the termination of the Terminated Employees under the WARN Act. 2.3.4 Vesting of Equity Grants to Employees of the Acquired Company. Without limiting the foregoing Section 2.3.3, Seller shall cause all outstanding employee stock grants, options or other equity awards in Seller held by any employee of the Acquired Company (including both Terminated Employees and Acquired Company Employees) (collectively, the "Employee Equity Grants") to fully vest prior to Closing, and shall provide evidence of such vesting to Buyer in a form that is reasonably satisfactory to Buyer. Seller shall assume and satisfy any Liabilities, including Taxes and Tax-related expenses, relating to or arising out of the vesting of the Employee Equity Grants. 2.3.5 Payment of Selling Expenses. At the Closing, Seller shall pay and discharge all Selling Expenses and provide evidence to Buyer of such payments. 2.4 Working Capital; Warranty Claims. At Closing, Seller shall certify to Buyer that there exists at least Seven Million and XX/100 Dollars ($7,000,000.00) in the operating account or accounts of the Acquired Company (the "Working Capital Cash"), of which Three Million and XX/100 Dollars ($3,000,000.00) (the "Warranty Amount") shall be used to make payments to aggrieved parties alleging or having verifiable Product Warranty Claims. In no event shall Buyer or the Acquired Company be required to return all or any portion of the Warranty Amount to Seller; provided, however, that Seller shall owe no indemnity under this Agreement or otherwise to Buyer or the Acquired Company on account of Product Warranty Claims. For the avoidance of doubt, from and after the Closing, Seller shall have no Liability (to Buyer, the Acquired Company or any other Person) in respect of any Product Warranty Claim, and all Liabilities arising out of or relating to any Product Warranty Claims shall be the sole obligations of the Acquired Company.

- 11 - ARTICLE 3 Representations and Warranties Concerning Seller and the Transaction Seller represents and warrants to Buyer as follows: 3.1 Authority and Capacity. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and possesses all requisite corporate right, power, authority and capacity to execute, deliver and perform this Agreement, and each other Contract, instrument and document to be executed and delivered by Seller in connection herewith (collectively, the "Seller Ancillary Agreements"), and to consummate the transactions contemplated herein and therein. 3.2 Ownership of Shares. Except as set forth on Schedule 3.2, Seller is the beneficial and record owner of, and has good and marketable title to, the Shares, free and clear of all Liens, and Seller does not hold any other equity interest or securities of the Acquired Company. At the Closing, Buyer will acquire legal and beneficial ownership of and good and valid title to the Shares, free and clear of all Liens. 3.3 Execution and Delivery; Enforceability. This Agreement and each Seller Ancillary Agreement has been duly executed and delivered by an authorized representative of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Seller is not a party to, subject to, or bound by any Order or any Contract which would prevent the execution or delivery of this Agreement or any Seller Ancillary Agreement by Seller or the sale of the Shares to Buyer. 3.4 Noncontravention. Except as set forth on Schedule 3.4, Seller is not required to submit any notice, report or other filing with, or obtain any consent, approval or authorization of, any Governmental Authority or any other Person in connection with the execution, delivery or performance of this Agreement or any Seller Ancillary Agreement, or the consummation of the transactions contemplated herein or therein. The execution, delivery and performance of this Agreement or any Seller Ancillary Agreement by Seller will not: (a) conflict with or violate the Organizational Documents of Seller or the Acquired Company; (b) except as set forth on Schedule 3.4, constitute or result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of any Person to accelerate, amend, modify or terminate, or require payments under, or require the authorization, consent or approval from any Person or result in the creation of any Lien upon any of the Shares pursuant to any Contract to which Seller is a party; or (c) violate any Laws or permits applicable to Seller or by which any of Seller's properties or assets (including the Shares) are bound or are subject, except in the case of clauses (b) and (c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. 3.5 Legal Proceedings. There is no Order or action, suit, arbitration, proceeding, investigation or claim of any kind whatsoever, at Law or in equity, pending or, to Seller's Knowledge, threatened against Seller, which would give any Person the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Seller from complying with the terms and provisions of this Agreement or any Seller Ancillary Agreement.

- 12 - ARTICLE 4 Representations and Warranties Concerning the Acquired Company Seller represents and warrants to Buyer as follows: 4.1 Organization and Good Standing; Authority and Enforceability. The Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquired Company has all requisite power and authority to own and lease its assets and to operate its business as the same are now being owned, leased and operated by the Acquired Company. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Company is duly qualified or licensed to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which the nature of its business or the ownership of its properties require it to be so qualified or licensed. The Acquired Company possesses all requisite legal right, power, authority and capacity to execute, deliver and perform each Contract, instrument and document to be executed and delivered by the Acquired Company in connection herewith (collectively, the "Company Ancillary Agreements"), and to consummate the transactions contemplated herein and therein. All necessary corporate action on the part of the Acquired Company with respect to the consummation of the transactions contemplated hereby has been taken. Seller has provided to Buyer a true, complete and correct copy of the Organizational Documents of the Acquired Company. The Organizational Documents of the Acquired Company are in full force and effect, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Company is not in violation of any provision thereof. 4.2 Capitalization. All of the Shares are owned by Seller. The Shares are the only issued and outstanding equity securities of the Acquired Company. All of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 4.2: (a) there are no voting trusts, proxies or other Contracts with respect to the voting of any Shares or other equity interests in the Acquired Company; (b) there does not exist nor is there outstanding any right, security or other Contract granted to, issued to, or entered into with, any Person to cause the Acquired Company to issue or sell any Shares or other equity interests in, or other securities of, the Acquired Company to any Person (including any warrant, equity option, profits interest, equity appreciation right, or phantom equity, call, put, preemptive right, convertible debt obligation, subscription for equity or securities convertible into or exchangeable for equity of the Acquired Company, or any other similar right, security, instrument or Contract); (c) there are no bonds, debentures, notes or other indebtedness which have the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which equityholders of the Acquired Company are entitled to vote; and (d) there is no obligation, contingent or otherwise, of the Acquired Company, to repurchase, redeem or otherwise acquire any Shares or other equity interests in the Acquired Company. 4.3 Subsidiaries. Schedule 4.3 sets forth a complete and correct list of each Subsidiary of the Acquired Company and its place and form of organization, and the percentage of all outstanding equity in such Subsidiary owned by Company. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary is a corporation, partnership, limited liability company, or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such Subsidiary is duly qualified to do business and is in good

- 13 - standing in each jurisdiction where such qualification is necessary. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Acquired Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person. 4.4 Noncontravention. Except as set forth on Schedule 4.4 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Company is not required to submit any notice, report or other filing with, or obtain any consent or other approval of, any Governmental Authority or any other Person in connection with the execution and delivery by Seller of this Agreement, or by any Seller of any Seller Ancillary Agreement or by the Acquired Company of any Company Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.4, neither the execution and delivery by Seller of this Agreement or any Seller Ancillary Agreement, or by the Acquired Company of any Company Ancillary Agreement, nor the consummation by Seller or the Acquired Company of the transactions contemplated hereby or thereby, nor compliance by Seller or the Acquired Company with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provisions of the Organizational Documents of the Acquired Company, (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation or acceleration with respect to, or give rise to any obligation of the Acquired Company to make any payments under, or result in the creation or imposition of a Lien upon the Acquired Company property or assets pursuant to, any Material Contract, Lease, or Permit to which the Acquired Company is a party or by which the Acquired Company or its properties or assets may be subject, or (c) violate any Order or Law applicable to the Acquired Company or any of its properties or assets, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 4.5 Financial. 4.5.1 Attached to Schedule 4.5.1 are true, correct and complete copies of: (a) the Acquired Company's internally-prepared financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2023 (collectively, the "Annual Financial Statements"); and (b) the Acquired Company's unaudited interim financial statements as of and for the two (2) month period ended February 29, 2024 (the "Interim Financial Statements," and together with the Annual Financial Statements, collectively, the "Financial Statements"). To the Knowledge of Seller, the Financial Statements present fairly in all material respects the financial position of the Acquired Company as of the dates indicated and the results of operations for the periods then ended, applied on a consistent basis throughout the covered periods, subject, in the case of the Interim Financial Statements, to year-end audit adjustments and the lack of footnotes and other presentation items. The Financial Statements were prepared in all material respects in accordance with the books and records of the Acquired Company. The Acquired Company's unaudited interim balance sheet as of February 29, 2024 and included in the Interim Financial Statements are herein referred to as the Acquired Company's "Acquisition Balance Sheet." 4.5.2 To the Knowledge of Seller, the Acquired Company does not have any Liabilities other than those: (a) specifically reflected on the face of the Acquisition Balance Sheet; (b) incurred in the ordinary course of business consistent with past practice since the date of the Acquisition Balance Sheet; (c) pursuant to the Company Plans, Leases or Contracts and not resulting from a breach pursuant to, or violation of Law related to, any such items by the Acquired Company prior to the Closing; (d) incurred in connection with the RIF or the transactions contemplated by this Agreement; (e) the Customer Rebates; or (f) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

- 14 - 4.6 Absence of Certain Changes. Since the date of the Acquisition Balance Sheet, there has been no Material Adverse Effect and the business and operations of the Acquired Company have been conducted in the ordinary course of business, consistent with past practice. 4.7 Taxes. Except as set forth on Schedule 4.7: 4.7.1 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) all Taxes due and payable by or on behalf of the Acquired Company, or claimed or asserted by any Taxing Authority to be due and payable by or on behalf of the Acquired Company (in each case, whether or not shown on any Tax Return), have been timely paid by the Acquired Company or Seller, as applicable, other than Taxes which are not yet due or owing or that are being contested in good faith by appropriate proceedings, and for which, in each case, adequate reserves have been established in accordance with GAAP on the Acquisition Balance Sheet; (b) all Tax Returns required to be filed by or on behalf of the Acquired Company in all jurisdictions in which such Tax Returns are required to be filed under applicable Law (after giving effect to any duly obtained extensions of time in which to make such filings) have been duly and timely filed and are true and complete in all material respects; (c) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of the Acquired Company for any period and neither the Acquired Company nor Seller has agreed to an extension of time with respect to a Tax assessment or deficiency involving the Acquired Company; and (d) the Acquired Company is not liable to any Governmental Authority for any amounts with respect to Unclaimed Property. 4.7.2 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) there are no Tax claims, audits or proceedings pending or, to Seller's Knowledge, threatened, in connection with the Acquired Company; (b) neither the Acquired Company nor Seller has received from any Taxing Authority (including in jurisdictions where the Acquired Company has not filed Tax Returns), any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against the Acquired Company; and (c) no claim has been made by any Taxing Authority in a jurisdiction where the Acquired Company does not file Tax Returns that the Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. 4.7.3 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Acquired Company, or Seller on behalf of the Acquired Company, has properly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person and has complied with all Laws relating to the withholding and remittance of Taxes; and (b) all sales and use Taxes required to be collected and paid over by or on behalf of the Acquired Company have been properly collected and paid over to the relevant Taxing Authority. 4.7.4 Except for the PPP Loans, the Acquired Company is not participating in, and has not participated in, any Cares Act stimulus or relief programs (the "CARES Act Programs"). The Acquired Company has made available to Buyer true, correct and complete copies of all applications, forms and other documents filed or submitted by or on behalf of the Acquired Company relating to any CARES Act Program, and all statements and information contained in such applications, forms and other documents are true, correct, and complete. The proceeds received from any CARES Act Program, including the PPP Loans, were not used by the Acquired Company in violation of the CARES Act or any CARES Act terms and conditions ("CARES Act Terms"). The PPP Loans have been forgiven or repaid in full. The Acquired Company has maintained accounting and other records relating to each such CARES Act Program, including the PPP Loans, and the use thereof that comply

- 15 - with the CARES Act and all CARES Act Terms (including records that track the costs and other expenses for which the proceeds of the PPP Loan have been used), true, correct and complete copies of which have been made available to Buyer, and no act or failure to act on the part of the Acquired Company or any other Person prior to the Closing has resulted or will result in the failure of any portion of the PPP Loans eligible for forgiveness under the CARES Act to be so forgiven in accordance with the CARES Act and the CARES Act Terms. 4.7.5 Neither the Acquired Company, nor Seller on behalf of the Acquired Company, as applicable, has: (i) elected to defer the payment of any "applicable employment taxes" (as defined in Section 2302(d)(1) of the CARES Act) pursuant to CARES Act Section 2302; (ii) deferred any payment of Taxes (including withholding Taxes) pursuant to IRS Notice 2020-65 or any related or similar order or declaration from any Governmental Authority (including the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States); (iii) received funds or lending under any other program created under the CARES Act, including without limitation loans pursuant to the EIDL program sponsored and maintained by the United States Small Business Administration; or (iv) made a claim for an Employee Retention Credit or otherwise received or applied for funds under the Employee Retention Credit program. The Acquired Company has, to the extent applicable, properly complied with all requirements of applicable Law and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and CARES Act Section 2301. 4.8 Employees. 4.8.1 Schedule 4.8.1 sets forth a complete list of all employees of the Acquired Company as of the Closing Date (excluding, for the avoidance of doubt the Terminated Employees) (the "Acquired Company Employees"), including their age, department, division, location, hire date, pay rate, state or country of employment and exempt or non-exempt status. Except as set forth on Schedule 4.8.1, all employees of the Acquired Company are "at will" and the Acquired Company does not employ or retain the services of any employee who cannot be dismissed immediately. 4.8.2 The Acquired Company is not a party to, or bound by, any collective bargaining agreement with any labor organization. To the Knowledge of Seller, no labor strike, slowdown or stoppage is pending or threatened against the Acquired Company. To the Knowledge of Seller, there is no charge or complaint pending or threatened before the National Labor Relations Board or other Governmental Authority relating to any unfair labor practice in respect of any Acquired Company Employee, nor is the Acquired Company subject to any existing order, judgment, or decision regarding an unfair labor practice claim. 4.8.3 Except as set forth on Schedule 4.8.3 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the Knowledge of Seller, threatened claims by any current or former employee of the Acquired Company with respect to his or her employment, termination of employment, compensation or benefits (other than routine claims for benefits under the Company Plans in the ordinary course). To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Company is in compliance with all Laws relating to the employment of labor, including without limitation all such Laws relating to wages, hours, the WARN Act, collective bargaining, anti-discrimination or anti-retaliation Laws, civil rights, safety and health and workers' compensation, engagement of independent contractors (including the classification of individuals as employees or independent contractors) and the withholding and payment of income and employment Taxes. 4.9 Employee Benefit Plans and Other Compensation Arrangements.

- 16 - 4.9.1 Set forth on Schedule 4.9.1 is a true and complete list of all material Company Plans. True and complete copies of the following documents with respect to each such material Company Plan have been made available to Buyer, as applicable: (a) plans and related trust documents, insurance contracts or other funding arrangements and all material amendments thereto; (b) the Forms 5500 and all schedules thereto for the most recent year; (c) the most recent valuation report, including any FAS 106 report; (d) the most recent IRS determination or opinion letter; (e) the most recent summary plan description and subsequent summaries of material modifications; (f) the most recent financial statements; and (g) written summaries of all material terms of unwritten Company Plans. Except as set forth in this Agreement, the Acquired Company does not have any plan or commitment to establish any new material Company Plan or amend in any material respect an existing Company Plan. 4.9.2 Except as set forth on Schedule 4.9.2 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Acquired Company has no Liability in respect of, and has not sponsored, maintained, been liable under, terminated, participated in, been required to contribute to, or incurred withdrawal Liability in respect of, a "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) or a plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and the Acquired Company does not have any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA and Section 412(a) of the Code), whether or not waived, with respect to any such plan; (b) the Company Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in all material respects, in form and operation, all requirements for any Tax-favored treatment intended for such plan or trust or applicable to plans or trusts of its type, and, to the Knowledge of Seller, no event, transaction or condition has occurred or exists that is reasonably likely to result in the loss or limitation of such Tax-favored treatment; (c) all of the Company Plans have been operated in compliance in all material respects with their respective terms and all applicable Laws; (d) the Acquired Company has no material Liability of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) with respect to any Company Plan other than for administrative costs, contributions, payments or benefits due in the ordinary course under the terms of the Company Plans, none of which are overdue; (e) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will now or at any time in the future (i) result in any payment becoming due to any manager, director, officer, current or former employee, independent contractor or consultant of the Acquired Company from the Acquired Company under any Company Plan, except as expressly provided in this Agreement, (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits; (f) other than the severance arrangement disclosed in Schedule 4.9.2, none of the Company Plans provide life, medical, dental, vision or other welfare coverage to Persons who are not current employees of the Acquired Company or their dependents or for periods extending beyond the last day of the month of termination of employment, except as required by Part 6 of Title I of ERISA, Section 4980B of the Code, or any similar state or local Law; (g) (i) each Company Plan that is a "group health plan" as defined in Section 733(a)(1) of ERISA (A) is currently in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 ("PPACA"), the Health Care

- 17 - and Education Reconciliation Act of 2010, Pub. L. No. 111-152 ("HCERA"), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the "Healthcare Reform Laws"), and (B) is currently in compliance in all material respects with all applicable Healthcare Reform Laws, and (ii) no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Acquired Company or any Company Plan to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code; (h) no Company Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in payments which would not be deductible under Section 280G of the Code; and (i) each Company Plan which is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code (or which would be but for an exemption) has been maintained and administered in all material respects with Section 409A of the Code, and no options or rights to purchase equity of the Acquired Company provide for (or provided for) a deferral of compensation (as contemplated under Section 1.409A-1(b)(i) of the Treasury regulations). 4.10 Environmental Matters. Except as set forth on Schedule 4.10 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: 4.10.1 To the Knowledge of Seller, the Acquired Company is in compliance with all applicable Environmental Laws. Without limiting the foregoing, to the Knowledge of Seller, the Acquired Company: (a) has timely obtained, and is in compliance in all material respects with, all Permits required under Environmental Law for the ownership, lease, operation or use of the business or assets of the Acquired Company; and (b) has prepared and timely filed with the appropriate jurisdictions all reports, data, documentation and filings required pursuant to any Environmental Law. 4.10.2 To the Knowledge of Seller, the Acquired Company has not received any notice, Order, demand, inquiry, summons, complaint, directive, warning, request for information, notice of violation or other communication ("Environmental Notice") in writing from any Governmental Authority or other Person, nor is Seller aware of any other Environmental Notice, in each case claiming that the Acquired Company or its business is or may be liable for: (a) any actual or alleged violation of or noncompliance with any Environmental Law; (b) any actual or alleged obligation to undertake or bear the cost of any Liabilities under any Environmental Law with respect to the Leased Real Property or any property or facility at or to which any Hazardous Material generated, manufactured, Stored, handled, imported, used or processed by the Acquired Company has been transported, Treated, Stored, transferred, Disposed, recycled or received; or (c) any personal injury or property damage related to any Release, Treatment, Storage or Disposal of, or exposure to, any Hazardous Material. 4.10.3 To the Knowledge of Seller, there are no underground storage tanks or related piping, landfills, surface impoundments, sumps, septic systems, waste disposal areas, wastewater treatment systems, radioactive materials, underground injection wells or monitoring wells located on, under or at any of the Leased Real Property, nor have any such structures or materials been removed from any of the Leased Real Property except in accordance with applicable Environmental Law. 4.11 Permits; Compliance with Laws. 4.11.1 To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Acquired Company and its Subsidiaries are in compliance with all applicable Laws and Orders, and (b) the Acquired Company

- 18 - and its Subsidiaries possess and are in compliance with all licenses, permits, registrations, certificates of occupancy, accreditations, approvals, authorizations, qualifications, consents and certificates from any Governmental Authority which are required under applicable Law with respect to the operation of its business as currently conducted (collectively, the "Permits"). To the Knowledge of Seller, except as set forth on Schedule 4.11.1(b) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since May 1, 2021, neither the Acquired Company nor Seller has received any notice from any Person alleging any noncompliance by the Acquired Company or any Subsidiary of the Acquired Company with any applicable Law, Order or Permit. To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Permit is valid and in full force and effect, and none of the Permits will lapse, terminate or expire (as they relate to the right or authorization of the Acquired Company) as a result of the consummation of the transactions contemplated herein. 4.12 Real and Personal Properties. 4.12.1 Real Property. (a) The Acquired Company does not own any real property. (b) Schedule 4.12.1(b) identifies the Leased Real Property and lists the leases relating to such Leased Real Property, whether written or oral (each, a "Lease"). To the Knowledge of Seller, the Acquired Company has a valid and subsisting leasehold estate in the Leased Real Property. The Acquired Company has not subleased, licensed or otherwise granted any Person a right to use or occupy the Leased Real Property or any portion thereof. With respect to each Lease, to the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) such Lease is in full force and effect and all rents, required deposits and additional rents due to date pursuant to such Lease have been paid in full, (ii) there is no existing default by the Acquired Company or by the lessor of such Lease, (iii) the Acquired Company has not received any notice that it is in default under such Lease, (iv) the Acquired Company has not received any notice that the owner of the applicable Leased Real Property has made any assignment, mortgage, pledge or hypothecation of such Lease or the rents or use fees due thereunder, and (v) there exists no event, occurrence, condition or act (including the transactions contemplated by this Agreement), that with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a default by the Acquired Company. The Leases provided to Buyer are all of the leases that constitute the Leased Real Property, and no Leases have been amended, modified or terminated other than amendments or modifications provided to Buyer. (c) To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each of the buildings, structures, improvements and systems (including, without limitation, the roof, heating, ventilating, air conditioning, plumbing, electrical and drainage systems) situated or located on the Leased Real Property is in good condition and repair, contains no material structural defects and is in a condition sufficient for the Acquired Company to conduct its operations as currently conducted, and (ii) none of the buildings, structures or improvements situated on the Leased Real Property, during the period of time during which such Leased Real Property has been leased by the Acquired Company, has been damaged by fire or other casualty, except for such damage as has been fully repaired and restored. 4.12.2 Personal Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Acquired Company has good and marketable title to, or a valid leasehold interest in, each of the items of tangible personal property reflected on its Acquisition Balance Sheet or acquired thereafter (except for assets reflected thereon

- 19 - or acquired thereafter that have been disposed of in the ordinary course of business since the date of its Acquisition Balance Sheet), free and clear of all Liens (except for Permitted Liens and except as set forth on Schedule 4.12.2). To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the tangible personal property and assets of the Acquired Company that are used in the business of the Acquired Company are free from defects and in good operating condition and repair, reasonable wear and tear excepted, and none of such property or assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) except for the personal property leases indicated on Schedule 4.12.2, no Person, other than the Acquired Company, owns or utilizes any tangible personal property used by the Acquired Company in the operation of its business and (b) the tangible assets owned and leased by the Acquired Company are located at the Leased Real Property. 4.13 Inventory. To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all inventory of the Acquired Company consists of items of a quality and quantity usable and, with respect to finished goods, salable in the ordinary course of business and are not obsolete, damaged or defective, in each case, subject to the reserves for obsolete, excess, slow-moving, damaged and defective inventory shown on the Acquisition Balance Sheet. 4.14 Intellectual Properties. 4.14.1 Schedule 4.14.1 sets forth a true, complete and correct list of all: (a) material Company Owned Intellectual Property that is subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued and pending patent applications, registered Marks or applications therefor, Internet domain names, registered Copyrights, or other applications for registration of Company Owned Intellectual Property; and (b) material unregistered Marks. To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all fees due as of the Closing Date associated with maintaining any registered Company Owned Intellectual Property have been paid in full in a timely manner to the proper Governmental Authority, and all filings required as of the Closing Date associated with maintaining any registered Company Owned Intellectual Property have been made. 4.14.2 Schedule 4.14.2 sets forth all Contracts under which the Acquired Company grants to a third party any license or other right to any Company Owned Intellectual Property (the "Outbound Licenses"). 4.14.3 Schedule 4.14.3 sets forth a true, complete and correct list of all Company Licensed Intellectual Property (but excluding any Software that is non-customized, off-the-shelf Software that is commercially available pursuant to shrinkwrap, click-through, or other standard form agreements with an annual license fee or replacement value of less than $100,000), and identifies the licensor of the Company Licensed Intellectual Property. 4.14.4 Schedule 4.14.4 sets forth all Contracts under which the Acquired Company receives any license or other right to any Company Licensed Intellectual Property (the "Inbound Licenses"). Schedule 4.14.14 sets forth all assignment agreements by which Company Owned Intellectual Property was assigned to the Acquired Company by an employee, independent contractor, or other third party. 4.14.5 To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

- 20 - (a) the Acquired Company owns and possesses all, right, title and interest in and to the Company Owned Intellectual Property; (b) the Acquired Company owns and possesses a valid right or license to use the Company Licensed Intellectual Property as currently being used by the Acquired Company; (c) the Company Owned Intellectual Property is not subject to any Liens (other than Permitted Liens) and is not subject to any restrictions or limitations regarding use or disclosure, other than pursuant to Law or a written Outbound License applicable thereto; (d) (i) the registered Intellectual Property, and the applications therefor, included among the Company Owned Intellectual Property are subsisting, in full force and effect, and have not been cancelled, expired or abandoned, and (ii) the Acquired Company has not abandoned, cancelled or permitted to be abandoned, cancelled, or lapsed, any issued Patents or registered Intellectual Property, or the applications therefor, that are currently included among the Company Owned Intellectual Property, nor are there pending any interference actions, re-examinations, cancellation proceedings, or other judicial, arbitration or other adversarial proceedings with respect to any such Company Owned Intellectual Property; (e) except pursuant to an Outbound License set forth on Schedule 4.14.2, the Acquired Company has not licensed or otherwise granted any right to any Person under any Company Owned Intellectual Property; (f) (i) the Acquired Company is not infringing, misappropriating or otherwise conflicting with any Intellectual Property of any third party and(ii) the conduct of business as currently conducted by the Acquired Company does not infringe upon, misappropriate, or otherwise conflict with any Intellectual Property owned or controlled by any third party; (g) no third party (including employees of the Acquired Company) is infringing, misappropriating or otherwise conflicting with the Company Owned Intellectual Property; (h) all royalties and other fees owed by the Acquired Company pursuant to the Inbound Licenses have been paid in full; and (i) all servers, Software, hardware systems, websites, databases, circuits, networks and other computer and telecommunication assets and equipment owned or used by the Acquired Company are functional and operate and run in a reasonable and efficient manner. The Acquired Company has taken commercially reasonable steps to safeguard the internal and external integrity of such servers, Software, hardware systems, websites, databases, circuits, networks and other computer and telecommunication assets and equipment and the data contained therein. 4.15 Contracts. 4.15.1 Schedule 4.15.1 lists (by subsection) all of the written or, to the extent legally binding, oral agreements, contracts, leases, purchase and sales orders, commitments, arrangements, understandings, letters of understanding or undertakings, in each case other than Company Plans and Leases (collectively, "Contracts") to which the Acquired Company is now a party or by which any of its assets are now bound or are subject that fall into any of the following categories: (a) Contracts or group of related Contracts which provide for the purchase of goods or services by the Acquired Company from any one Person or group of related

- 21 - Persons under which the annual value of such goods or services purchased thereunder has an aggregate purchase price in excess of $100,000; (b) Contracts or group of related Contracts which provide for the sale of goods or services by the Acquired Company to any one Person or group of related Persons under which the annual value of such goods or services sold thereunder has an aggregate sale price in excess of $100,000; (c) Contracts that are distribution agreements; (d) Contracts pursuant to which the Acquired Company acquired substantially all of the assets or the equity of another Person under which the Acquired Company has ongoing obligations; (e) Contracts relating to Indebtedness or to the granting by the Acquired Company of a Lien on its assets, or any guaranty by the Acquired Company of any obligation in respect of borrowed money or otherwise; (f) Contracts which (i) limit the freedom of the Acquired Company to engage in any business, geographic area or compete with any Person; (ii) contain any exclusivity provision, stand-still provision, non-solicitation or non-hire provision; or (iii) grant a right of first refusal or other similar preferential right; (g) each partnership or joint venture Contract, or other similar Contract involving the sharing of profits; (h) Contracts under which the Acquired Company has made advances or loans to any other Person in excess of $100,000; (i) each Contract with a Material Customer; (j) each Contract with a Material Supplier; (k) each Contract containing a "most-favored nation" pricing agreement; (l) each Contract that constitutes a "requirements" Contract or a "take or pay" arrangement; (m) all Inbound Licenses; (n) all Outbound Licenses; (o) all Contracts between the Acquired Company and a Governmental Authority; (p) all Contracts which involve commitments by the Acquired Company to make capital expenditures in excess of $500,000; and (q) any other Contract that requires the Acquired Company to make payments in excess of $250,000 and is not terminable by the Acquired Company without penalty upon less than sixty (60) days' prior written notice. 4.15.2 Complete copies of each written Contract required to be identified on Schedule 4.15.1, including written amendments, waivers or other changes thereto (collectively, the "Material Contracts"), have been provided to Buyer. To the Knowledge of Seller, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Material Contract is legally valid and binding on, and enforceable by, the Acquired Company and the other party thereto, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder; (b) the Acquired Company has performed all material obligations

- 22 - required to be performed by it pursuant to each Material Contract, and the Acquired Company is not in material breach or default thereunder, no event has occurred that, with the giving of notice, lapse of time, or both, would constitute a material breach or default; (c) no other party to any Material Contract is in material breach or default thereunder; (d) each of the Material Contracts will remain in full force and effect immediately upon the consummation of the transactions contemplated by this Agreement, except for any such Material Contract that expires in accordance with its terms; and (e) the Acquired Company has not received any notice of any Person's intent to terminate or materially amend any Material Contract. 4.16 Litigation. Except as set forth on Schedule 4.16 or as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect, there are no actions, suits, arbitrations, judgments, proceedings, investigations or claims of any kind whatsoever, at Law or in equity, pending or, to the Knowledge of Seller, threatened in writing, against the Acquired Company or any Subsidiary of the Acquired Company or that would prohibit Seller or the Acquired Company from consummating the transactions contemplated hereunder. Schedule 4.16 sets forth a summary of the nature and status of all pending litigation matters involving the Acquired Company, including the name of the legal counsel defending the Acquired Company in each such matter. Except as set forth on Schedule 4.16, to the Knowledge of Seller, the Acquired Company is not a party or subject to any order, judgment, ruling, injunction, assessment, award, decree or writ from any Governmental Authority (each, an "Order"). 4.17 Customers and Suppliers. Schedule 4.17 sets forth a correct and complete list of the top ten (10) customers (the "Material Customers") of the Acquired Company (and the dollar volumes of revenues related thereto) and the top ten (10) suppliers (the "Material Suppliers") of the Acquired Company (and the dollar volumes of expenses related thereto), in each case, for the twelve (12)-month period ended December 31, 2023. Except as set forth on Schedule 4.17 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Seller, no Material Customer has: (a) canceled or otherwise terminated or given any written notice of termination, or made any written threats to cancel or otherwise terminate, its business relationship with the Acquired Company; (b) materially decreased or threatened in writing to materially decrease, its purchases from Acquired Company; or (c) changed or threatened in writing to change its payment terms with respect to its purchases from the Acquired Company. Except as set forth on Schedule 4.17 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Seller, no Material Supplier has (i) canceled or otherwise terminated or made any written threats to cancel or otherwise terminate, its business relationship with the Acquired Company, (ii) materially decreased or threatened in writing to materially decrease, its sales of supplies to the Acquired Company, or (iii) materially raised or threatened in writing to materially raise, its prices to the Acquired Company. 4.18 Related Party Transactions. Except as set forth on Schedule 4.18, neither Seller nor, to the Knowledge of Seller, any equityholder, employee, director, officer, or manager of the Acquired Company or any Affiliate of Seller (each a "Company Related Person") (a) owes any amount to the Acquired Company nor does the Acquired Company owe any amount to, or has the Acquired Company committed to make any loan or extend or guarantee credit to or for the benefit of any Company Related Person, (b) owns any property or right, tangible or intangible, that is used by the Acquired Company, (c) has any claim or cause of action against the Acquired Company; or (d) is a party to any Contract with the Acquired Company. 4.19 Brokerage. Except as set forth on Schedule 4.19, no Person is or will become entitled, by reason of any Contract entered into or made by or on behalf of Seller or the Acquired Company,

- 23 - to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement. 4.20 No Other Representations or Warranties. 4.20.1 Seller has not made any representations or warranties, written or oral, express or implied, at law or in equity of any nature whatsoever relating to the Acquired Company, its business, or the assets or Liabilities of the Acquired Company, or otherwise in connection with the transactions contemplated hereby, other than those representations and warranties expressly set forth in Article 3 and this Article 4 (as qualified by the Disclosure Schedules). 4.20.2 Without limiting the generality of the foregoing, Seller will not be deemed to have made any representations or warranties in the materials relating to the Acquired Company or its business (including with respect to the completeness or accuracy of such materials) made available to Buyer, including due diligence materials, or in any presentation of the business of the Acquired Company by management of Seller, the Acquired Company or others in connection with the contemplated transactions, and no statement contained in any of such materials will be deemed a representation or warranty hereunder and deemed to be relied on by Buyer in executing, delivering and performing this Agreement and the contemplated transactions. It is understood that any cost estimates, projections, or other predictions, any data, any financial information made available by Seller or the Acquired Company are not, and will not be deemed to include, representations or warranties of Seller, and are not, and will not be deemed to be, relied on by Buyer in executing, delivering, and performing this Agreement and the contemplated transactions. ARTICLE 5 Representations and Warranties of Buyer Buyer represents and warrants to Seller as follows: 5.1 Organization; Authorization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all requisite legal right, power and authority to execute, deliver and perform this Agreement and each other Contract, instrument and document to be executed and delivered by Buyer in connection herewith (collectively, the "Buyer Ancillary Agreements"), and to consummate the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements have been duly authorized by all requisite action of Buyer. 5.2 Execution and Delivery; Enforceability. This Agreement has been, and each Buyer Ancillary Agreement upon delivery will have been, duly executed and delivered by Buyer and constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Buyer is not a party to, subject to, or bound by any Order or any Contract which would prevent the execution or delivery of this Agreement or any Buyer Ancillary Agreement by Buyer. 5.3 Governmental Authorities; Consents. Buyer is not required to submit any notice, report or other filing with, or obtain any consent, approval or authorization of, any Governmental Authority or other Person in connection with Buyer's execution, delivery or performance of this

- 24 - Agreement or any Buyer Ancillary Agreement, and such execution, delivery and performance will not violate any Law by which Buyer is bound. 5.4 Brokerage. Except for fees or expenses which have already been paid, no Person is or will become entitled, by reason of any Contract entered into or made by or on behalf of Buyer, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement. 5.5 Legal Proceedings. There is no Order or action, suit, arbitration, proceeding, investigation or claim of any kind whatsoever, at Law or in equity, pending or, to the knowledge of Buyer, threatened against Buyer, which would give a third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Buyer from complying with the terms and provisions of this Agreement. 5.6 Investment Intention; No Reliance. 5.6.1 Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Buyer hereby acknowledges that the Shares have not been registered pursuant to the Securities Act or any state securities Laws. 5.6.2 Buyer acknowledges that none of Seller, its Affiliates or their respective representatives (collectively, the "Seller Parties") is making any representation or warranty with respect to Seller, the Acquired Company or its business except for those representations and warranties expressly made by Seller in Articles 3 and 4 (which representations and warranties are qualified by the Disclosure Schedules and made subject to the other terms and conditions of this Agreement). Buyer understands and agrees that it is acquiring the Acquired Company without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by, or on behalf of, or imputed to, any of the Seller Parties, except for the representations and warranties which are expressly made by Seller in Articles 3 and 4 (which representations and warranties are qualified by the Disclosure Schedules and made subject to the other terms and conditions of this Agreement). ARTICLE 6 The Closing; Closing Deliveries 6.1 Closing Deliveries of Seller. At or prior to the Closing, Seller shall have delivered to Buyer: (a) evidence reasonably acceptable to Buyer that Seller or the Acquired Company, as applicable, have made or received all filings, authorizations, approvals and consents set forth on Schedule 6.1(a), with or from all applicable Governmental Authorities or other Persons, as the case may be, related to the transactions contemplated hereby; (b) an affidavit of Seller in form reasonably satisfactory to Buyer swearing that Seller is the owner of the Shares, duly executed by Seller; (c) the written resignation, effective as of the Closing, of each director and officer of the Acquired Company listed on Schedule 6.1(c) from such position as director and/or officer; (d) the Assignment and Assumption Agreement, duly executed by Seller and the Acquired Company;

- 25 - (e) evidence that the Selling Expenses have been paid in full; (f) evidence that the Employee Equity Grants have been fully vested; (g) a certificate of good standing from the Delaware Secretary of State for the Acquired Company and a certified copy of the Acquired Company's Certificate of Incorporation and all amendments from the Delaware Secretary of State, in each case as of the most recent practicable date; (h) a non-foreign person affidavit that complies with the requirements of Section 1445 of the Code executed by Seller; (i) a transition services agreement, by and between Seller and Buyer, in the form attached hereto as Exhibit B and incorporated herein by reference, duly executed by Seller (the "Transition Services Agreement"); (j) evidence satisfactory to Buyer of the release of the Silicon Valley Bank lien, Delaware UCC financing statement number 2022 7875990 (the "SVB Debt"); (k) evidence satisfactory to Buyer of the payoff of the Advantage Debt and the release of the Lien associated with the Advantage Debt, Delaware UCC financing statement number 2018 8486256; (l) evidence that the Working Capital Cash is in a designated account with the Acquired Company; (m) evidence that Seller has purchased five (5)-year tail policies for those policies listed on Schedule 6.1(m), if available; and (n) a certified copy of the resolutions of the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Any Contract or document to be delivered to Buyer pursuant to this Section 6.1, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Buyer and Seller. 6.2 Buyer Closing Deliveries. At or prior to the Closing, Buyer shall have delivered to Seller (or such other applicable Person(s)) the following: (a) the Purchase Price; (b) a counterpart signature page to the Transition Services Agreement, duly executed by Buyer; (c) a certified copy of the resolutions of the sole member of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (d) evidence reasonably acceptable to Seller that Buyer has obtained products liability insurance coverage for the Acquired Company in an amount and having such terms (including premiums, deductibles and policy limits) as are customary for the business of the Acquired Company. Any Contract or document to be delivered to Seller pursuant to this Section 6.2, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Seller.

- 26 - 6.3 Closing. The consummation of the transactions contemplated herein (the "Closing") shall take place on the date that is no later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in Section 6.4 and Section 6.5 herein, at the offices of Wickens Herzer Panza, 35765 Chester Road, Avon, OH 44011 (or remotely by electronic mail or facsimile exchange of documents and signatures). The date on which the Closing actually occurs is referred to herein as the "Closing Date." The transfers and deliveries described in Section 6.1 and Section 6.2 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Section 6.1 and Section 6.2 shall also have occurred or been waived in writing by the party entitled to waive the same. For purposes of allocation of expenses, adjustments and other financial effects of the transactions contemplated hereby, including for Tax purposes, the Closing shall be deemed to have occurred at 11:59 p.m. Eastern Time on the Closing Date. For all other purposes, including passage of title and risk of loss, the effective time shall be at the Closing. 6.4 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment on or before the Closing Date of the following: 6.4.1 Accuracy of Representations and Warranties. (a) Each of the Seller Fundamental Representations shall, if qualified by materiality or "Material Adverse Effect" be true and correct in all respects, or if not so qualified, be true and correct in all material respects (except for the representations and warranties of Seller in Section 3.2 and Section 4.2, which shall be true and correct in all respects), in each case, as of the date of this Agreement and the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), and (b) each of the other representations and warranties contained in Article 3 and Article 4 (disregarding all qualifications set forth therein relating to "materiality", "Material Adverse Effect" or other qualifications based on the word "material" or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (b) to be so true and correct would not have a Material Adverse Effect. 6.4.2 Observance and Performance. Seller and the Acquired Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them on or before the Closing Date. 6.4.3 Closing Deliveries. Seller shall have delivered or caused to be delivered each of the deliveries described in Section 6.1. 6.4.4 Material Adverse Effect. There shall have not occurred any fact, event, development or circumstance that constitutes a Material Adverse Effect. 6.4.5 RIF. Seller shall have completed the RIF and provided evidence to Buyer of the satisfaction of all Liabilities associated with the RIF (to the extent that such Liabilities must be satisfied prior to the Closing Date).

- 27 - 6.4.6. Outstanding Litigation. Seller and Buyer shall have confirmed that all pending litigation involving the Acquired Company currently being responded to by insurance (as set forth on Schedule 1.1) shall continue to be responded to by insurance on behalf of the Acquired Company post-Closing, with no further action required on the part of Seller, Buyer and/or the Acquired Company. 6.5 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment on or before the Closing Date of the following: 6.5.1 Accuracy of Representations and Warranties. (a) Each of the Buyer Fundamental Representations shall, if qualified by materiality, be true and correct in all respects, or if not so qualified, be true and correct in all material respects, in each case, as of the date of this Agreement and the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), and (b) each of the other representations and warranties contained in Article 5 (disregarding all qualifications set forth therein relating to "materiality" or other qualifications based on the word "material" or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (b) to be so true and correct would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. 6.5.2 Observance and Performance. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by Buyer on or before the Closing Date. 6.5.3 Closing Deliveries. Buyer shall have delivered or caused to be delivered each of the deliveries described in Section 6.2. ARTICLE 7 Covenants and Agreements 7.1 Pre-Closing Covenants. 7.1.1 Operation of Business. Until the earlier of the Closing or the termination of this Agreement in accordance with Article 9, except for any action contemplated under this Agreement or any action that may be required or advisable under applicable Law, Seller shall use commercially reasonable efforts to (a) cause the Acquired Company to operate its business in the ordinary course consistent with past practice, and (b) cause the Acquired Companies not to take any action or enter into any agreement or transaction that would cause the representations and warranties of Seller contained herein to be untrue at any time between the date hereof and the Closing. Notwithstanding this Section 7.1.1, to any extent Seller desires to take any action prohibited under this Section 7.1.1, Seller shall communicate such proposed activity or action to Buyer and if Buyer consents (which consent shall not be unreasonably withheld, conditioned or delayed), then such activity or action shall be permitted.

- 28 - 7.1.2 Preservation of Business. Until the earlier of the Closing or the termination of this Agreement in accordance with Article 9, except for any action contemplated under this Agreement or any action that may be required or advisable under applicable Law, Seller shall use commercially reasonable efforts to cause the Acquired Company to keep its business, assets and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with customers, suppliers and employees. 7.2 Termination of Terminated Employees. 7.2.1 Prior to Closing, Seller shall have caused the Acquired Company to effectuate a reduction in force to terminate the employment of the Terminated Employees (the "RIF"). Prior to the Closing, Seller shall have caused the Acquired Company to comply with all Laws applicable to the Acquired Company and related to the RIF, including but not limited to COBRA and the WARN Act. Seller shall assume all Liabilities associated with the RIF pursuant to the Assignment and Assumption Agreement (to the extent such Liabilities have not already been paid and/or discharged prior to Closing). 7.2.2 Buyer agrees to offer continued employment at Closing to all employees of the Acquired Company other than the Terminated Employees. Buyer agrees that it will not and will cause the Acquired Company not to terminate or materially alter the employment of any employee or service provider of the Acquired Company for ninety (90) days following the date on which the RIF is effectuated to the extent that such termination would constitute a covered "employment loss" under the WARN Act. Notwithstanding the foregoing, this Section 7.2.2 shall not prohibit the Acquired Company from terminating an Acquired Company Employee due to such employee's misconduct or violation of any Law. 7.3 Post-Closing Publicity. Following the Closing, no party shall make any public disclosure or comment regarding the specific terms of this Agreement (including any reference to Purchase Price) or the transactions contemplated herein without the prior approval of Buyer or Seller, as the case may be, which approval shall not be unreasonably withheld, conditioned or delayed, except as may be required by Law or by any Governmental Authority or the rules of any stock exchange or trading system or reasonably necessary to enforce any rights under this Agreement. Notwithstanding the foregoing, (i) each party hereto shall be entitled to disclose or comment to any Person that a transaction has been consummated, and (ii) nothing herein shall preclude communications or disclosures necessary to implement the provisions of this Agreement, and Buyer, Seller and their respective Affiliates may make such disclosures as each may consider necessary in order to satisfy their legal or contractual obligations to their lenders, equityholders, investors or other interested parties, or for general marketing purposes, without the prior written consent of Seller or Buyer, as the case may be. 7.4 Expenses. Buyer shall pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Buyer or its representatives or are otherwise expressly allocated to Buyer hereunder, and Seller shall pay all fees and expenses incident to the transactions contemplated by this Agreement (including all Selling Expenses) which are incurred by Seller or the Acquired Company or their representatives or are otherwise expressly allocated to Seller hereunder. 7.5 No Assignments. No assignment of all or any part of this Agreement or any right or obligation hereunder may be made by any party hereto without the prior written consent of Buyer and Seller, and any attempted assignment without such consent shall be void and of no force or effect;

- 29 - provided, however, that: (a) either party may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate; provided, further, that no such assignment shall relieve such party of its obligations hereunder; (b) either party may assign its rights, but not its obligations, under this Agreement to any of its financing sources; and (c) either party and its successors and permitted assigns may assign their rights, but not their obligations, under this Agreement in connection with a transfer of all or substantially all of the assets or equity of such party. 7.6 Further Assurances. From time to time after the Closing, at the request of any party hereto, each other party hereto shall execute and deliver any further instruments and take such other action as such party may reasonably request to carry out the transactions contemplated hereby. 7.7 Tax Matters. 7.7.1 Cooperation on Tax Matters. Following the Closing, Seller, on the one hand, and Buyer, on the other hand, shall, and Buyer shall cause the Acquired Company to, cooperate fully, as and to the extent reasonably requested by any other party, in connection with any audit, litigation or other proceeding with respect to Taxes or the preparation of any Tax Return. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such Tax matter or required by the Code or other applicable Law and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller, on the one hand, and Buyer, on the other hand, agree: (a) to retain all books and records with respect to Tax matters pertinent to the Acquired Company relating to any taxable period beginning on or before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention Contracts entered into with any Taxing Authority; (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and allow such other party to take possession of such books and records; (c) to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby); and (d) upon request, to provide the other party with all information that any party may be required to report pursuant to the Code. All Tax-sharing Contracts or similar Contracts with respect to or involving the Acquired Company shall be deemed terminated as of the Closing, and, after the Closing, the Acquired Company shall not be bound thereby or have any liability thereunder. 7.7.2 Tax Returns. Seller shall prepare (at the sole cost and expense of Seller), and Seller shall cause the Acquired Company to file, all Tax Returns of the Acquired Company for Tax periods ending on or prior to the Closing Date ("Pre-Closing Tax Returns") and any Tax Returns for which the Acquired Company is included in the U.S. federal, state or local consolidated, combined or unitary group that includes Seller ("Seller Tax Returns"). Seller shall promptly pay on behalf of the Acquired Company any and all Taxes due with respect to any Pre-Closing Tax Returns. Such Pre- Closing Tax Returns shall be prepared in a manner consistent with past practice (except as otherwise required by Law or as otherwise required by this Agreement), and Seller shall provide or cause to be provided any such Pre-Closing Tax Return to Buyer at least fifteen (15) days prior to the due date of such Pre-Closing Tax Return (after applicable extensions) for Buyer's review and comment. Seller shall (i) consider in good faith any comments timely received from Buyer with respect to any Pre- Closing Tax Returns and (ii) reasonably consider any comments from Buyer with respect to the Pre- Closing Tax Returns. Buyer shall prepare and timely file or cause to be prepared and timely filed all Tax Returns of the Acquired Company that are not Pre-Closing Tax Returns. The parties shall prorate the responsibility for the reasonable fees and expenses incurred by Buyer in the preparation of Tax Returns for Straddle Periods, with such proration based on the relative shares of each party with

- 30 - respect to Taxes owed with respect to such Tax Return (as determined under Section 7.7.3). Seller shall not amend any Pre-Closing Tax Returns, or any other previously-filed Tax Returns for prior years of the Acquired Company, without first informing Buyer and obtaining Buyer's consent (not to be unreasonably withheld, conditioned or delayed) with respect to any such proposed amendment. For avoidance of doubt and notwithstanding anything to the contrary herein, Buyer shall not be entitled to receive a copy of, review or comment on, or consent to any amendment of, any Seller Tax Returns. 7.7.3 Apportionment of Taxes. If the Acquired Company is permitted, but not required, under applicable foreign, state or local Income Tax Laws to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period. All Taxes and Tax liabilities with respect to the Acquired Company that relate to a Straddle Period shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (a) in the case of Taxes that are either (i) based upon or measured by reference to income, receipts, profits, capital, or net worth (including sales and use Taxes), (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), other than conveyances pursuant to this Agreement (as provided under Section 7.7.6), or (iii) required to be withheld, such Taxes apportioned to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the Tax year (or other Tax reporting period to the extent such Taxes are reported and paid other than on an annual basis) ended at the end of the day on the Closing Date; and (b) in the case of all other Taxes, such Taxes apportioned to the Pre-Closing Tax Period shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. Notwithstanding anything to the contrary in this Agreement, (A) any deduction attributable to any Selling Expenses (including any amount that would have been included in calculating Selling Expenses but for the fact that such amount was paid prior to the Closing) shall be allocated to the Pre-Closing Tax Period to the extent permitted by applicable Laws, (B) any Taxes attributable to any action taken by Buyer or the Acquired Company on or after the Closing Date that is not in the ordinary course of business shall be allocated to the taxable period beginning after the Closing on the Closing Date, and (C) for the avoidance of doubt, payment of any and all Taxes and Tax-related expenses attributable to any action taken by the Acquired Company or Seller pursuant to Sections 2.3.2, 2.3.3 and 2.3.4 of this Agreement shall be the responsibility of Seller. 7.7.4 Transaction Tax Deductions. To the extent permitted under applicable Law, including for purposes of determining the Transaction Tax Deductions and preparing U.S. federal and applicable state and local income Tax Returns described in this Section 7.7, the Parties shall treat any Transaction Tax Deductions as deductible in a Pre-Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date) and shall not apply the "next day rule" under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such Transaction Tax Deductions. 7.7.5 Controversies. (a) Buyer shall notify Seller in writing within ten (10) days of the receipt by Buyer or the Acquired Company of written notice of any inquiries, audits, examinations, assessments or other proceedings from any Taxing Authority with respect to Taxes of the Acquired Company for which Seller would be required to indemnify any Buyer Indemnitee pursuant to this Agreement (any such inquiry, audit, examination, assessment or similar event, a "Tax Matter"); provided, however that any failure by Buyer to deliver such notice within such time period shall not affect in any way Seller's obligation for indemnification, except if and to the extent Seller is actually and materially prejudiced thereby. Seller may, at Seller's own expense, participate in and, upon notice to Buyer, assume the defense of any such Tax Matter relating solely to a Tax period ending on or before the Closing Date

- 31 - (but not a Straddle Period, which is governed by Section 7.7.5(b)). If Seller assumes such defense, Seller shall have the authority, with respect to such Tax Matter, to represent the interests of the Acquired Company before the relevant Taxing Authority and shall have the right to control the defense, compromise or otherwise resolve any such Tax Matter subject to the limitations contained herein, including responding to inquiries, and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter. Buyer has the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, at its own expense, separate from the counsel employed by Seller. Seller shall not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it adversely affects or may adversely affect the Tax liability of Buyer, the Acquired Company or any Affiliate of any of the foregoing for any Post-Closing Tax Period, including any Straddle Period, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed). Seller shall keep Buyer fully and timely informed with respect to the commencement, status and nature of any such Tax Matter, and will, in good faith, allow Buyer or Buyer's counsel to consult with Seller regarding the conduct of or positions taken in any such proceeding and to be present at any meetings or proceedings with the relevant Taxing Authority. If Seller declines to control any such Tax Matter, then the provisions of Section 7.7.5(b) shall apply to such Tax Matter mutatis mutandis. (b) Buyer has the right to represent the interests of the Acquired Company before the relevant Taxing Authority with respect to any inquiry, audit, examination, assessment or proceeding relating to a Straddle Period (a "Straddle Period Tax Matter") and has the right to control the defense, compromise or other resolution of any such Straddle Period Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Straddle Period Tax Matter. If Seller would be required to indemnify any Buyer Indemnitee pursuant to this Agreement with respect to such Straddle Period Tax Matter then (i) Seller shall have the right (but not the duty) to participate in the defense of such Straddle Period Tax Matter and to employ counsel, at Seller's own expense, separate from counsel employed by Buyer, (ii) Buyer shall not enter into any settlement of or otherwise compromise any such Straddle Period Tax Matter to the extent that it adversely affects the Tax liability of Seller or results in an indemnity obligation under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, and (iii) Buyer shall keep Seller informed with respect to the commencement, status and nature of any such Straddle Period Tax Matter, and will, in good faith, allow Seller or Seller's counsel to consult with Buyer or its counsel regarding the conduct of or positions taken in any such proceeding and to be present at any meetings or proceedings with the relevant Taxing Authority. 7.7.6 Transfer Taxes. Each of Buyer and Seller shall pay fifty percent of any sales, use, value added, transfer, stamp, registration, real property transfer or gains and similar Taxes (including any penalties and interest) ("Transfer Taxes") incurred as a result of the transactions contemplated by this Agreement when due, and the party so required under applicable Law shall file or cause to be filed all necessary Tax Returns and other documentation with respect to all such Transfer Taxes (fifty percent of the expense of which shall be borne by and paid by each of Buyer and Seller). 7.7.7 Post-Closing Actions. Without the prior written consent of the other party (not to be unreasonably withheld, delayed or conditioned), neither Buyer nor Seller shall, and neither shall permit or cause the Acquired Company, or any Affiliate of the Acquired Company, to (i) amend (or cause to be amended) or otherwise modify (or cause to be otherwise modified) any Tax Returns of the Acquired Company with respect to any Pre-Closing Tax Period; (ii) file any Tax Return of the Acquired Company for any Pre-Closing Tax Period in a jurisdiction in which the Company did not

- 32 - previously file a Tax Return; (iii) make or change any Tax election with respect to the Acquired Company that has retroactive effect to any Pre-Closing Tax Period (other than any election contemplated by this Agreement); (iv) agree to the waiver or any extension of the statute of limitations relating to any Taxes of the Acquired Company for any Pre-Closing Tax Period; or (v) enter into or file any voluntary Tax disclosure, amnesty or similar filing or agreement with respect to any Taxes attributable to any Pre-Closing Tax Period; provided, that for the avoidance of doubt, this Section 7.7.7 shall not restrict any action by Seller with respect to Seller Tax Returns. 7.7.8 Tax Refunds. Buyer shall, or shall cause the Acquired Company to, pay to Seller the amount of any cash Tax refunds or credits of Taxes actually received by the Acquired Company that arise with respect to any Pre-Closing Tax Period and the amount of any benefit of any overpayment actually received with respect to any Pre-Closing Tax Period that is applied in a taxable period (or portion thereof) beginning on or after the Closing Date, in each case, net of any costs or Taxes incurred in connection therewith. Such payments shall be made within 15 days of receipt of any such refund or credit or application of any such overpayment by Buyer or the Acquired Company. 7.7.9 Conflicts. In the event of any conflict between Article 8 and this Section 7.7 with respect to Tax matters, this Section 7.7 shall control. Any provision of Article 8 not in conflict with this Section 7.7, but that is supplemental or additive to the provisions of this Section 7.7, shall be deemed incorporated into this Section 7.7. 7.8 Confidentiality. From and after Closing, Seller agrees to, and shall cause its Affiliates, employees and representatives to treat and hold, as confidential and not disclose any non-public, confidential or proprietary information concerning Buyer or the business of the Acquired Company, including but not limited to the Company Owned Intellectual Property and Company Licensed Intellectual Property, any notes, product developments, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information (the "Confidential Information"); provided, however, that Seller and its Affiliates, employees and representatives may furnish such portion (and only such portion) of the Confidential Information as such Person reasonably determines, on advice of counsel, it is legally obligated to disclose if such Person: (a) receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority; (b) to the extent not inconsistent with such request, notifies Buyer of the existence, terms and circumstances surrounding such request so that Buyer can seek an appropriate protective order and consults with Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; (c) cooperates with Buyer to preserve the confidentiality of such information consistent with applicable Law; and (d) only discloses that portion of such Confidential Information such Person is compelled or legally required to disclose and exercise commercially reasonably efforts to obtain reliable assurances that confidential treatment will be accorded such information so disclosed. 7.9 Employee Benefits for Acquired Company Employees. Seller acknowledges and agrees that all Acquired Company Employees shall remain on Seller's health, dental and vision Company Plans through the end of the month in which the Closing occurs. Seller shall continue to provide support, handle claims, and provide ongoing administrative functions related to such Acquired Company Employees' health, dental and vision benefits through the end of the month in which the Closing occurs. 7.10 Acquisition of GCBV. On behalf of the Acquired Company, within six (6) months following the Closing Date, Seller shall use commercially reasonable efforts to purchase of all

- 33 - outstanding equity interests in GCBV not owned by the Acquired Company at Closing (the "GCBV Third-Party Interests") and deliver such GCBV Third-Party Interests to the Acquired Company. Seller shall be responsible for all costs associated with the acquisition of the GCBV Third-Party Interests, including but not limited to the purchase price of the GCBV Third-Party Interests and any related travel costs and attorneys' fees; provided, that Seller shall not be required to spend more than $50,000 in the aggregate to comply with its obligations under this Section 7.10. At Buyer's reasonable request, Seller shall provide Buyer and the Acquired Company periodic updates regarding Seller's progress in acquiring the GCBV Third-Party Interests. 7.11 Continued Operation of Business. Buyer shall use commercially reasonable efforts not to, and shall cause its Affiliates (including the Acquired Company) to use commercially reasonable efforts not to, take any action that could reasonably be expected to have a material adverse effect on the ability (financial or otherwise) of the Acquired Company to pay, satisfy and discharge its obligations (including the Retained Liabilities) as and when they become due. 7.12 Audit Cooperation. From and after the Closing, Buyer and the Acquired Company (a) shall provide Seller, its independent auditors and its accounting and finance employees and consultants with access to the personnel, properties, books, records and financial information of the Acquired Company and its Subsidiaries, and to any other information reasonably requested by any of the foregoing Persons, for purposes of preparing, reviewing and auditing the financial statements of Seller, and (b) shall cooperate, and cause their respective personnel to cooperate, with Seller, its independent auditors and its accounting and finance employees and consultants in connection therewith. ARTICLE 8 Indemnification 8.1 Indemnification of Buyer. From and after the Closing, Seller shall indemnify Buyer and the Acquired Company and their respective officers, directors, managers, employees, agents, partners, stockholders, members, Affiliates, successors and permitted assigns (collectively, the "Buyer Indemnitees") against and hold the Buyer Indemnitees harmless from Losses incurred by the Buyer Indemnitees: (a) related to, arising out of or caused by any inaccuracy in, or breach of, any representation or warranty contained in Article 3 or Article 4, other than any Seller Fundamental Representation (which Seller Fundamental Representations are subject to Section 8.1(b)), on the part of Seller; (b) related to, arising out of or caused by any inaccuracy in, or breach of, any Seller Fundamental Representations, on the part of Seller; (c) related to, arising out of or caused by any Liability (i) for unpaid Taxes of the Acquired Company during any Pre-Closing Tax Period (including any portion of a Straddle Period allocable or apportioned to Seller (as provided in Section 7.7.3)), (ii) for Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Acquired Company is or was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury regulations or any analogous or similar Law or regulation, and (iii) for Taxes of any Person (other than the Acquired Company) imposed on the Acquired Company as a transferee or successor, by Contract (other than any contract entered into in the ordinary course of business, the principal purpose of which does not relate to taxes), or pursuant to any Law, rule, or regulation, which Taxes relate to an event or transaction occurring prior to the Closing;

- 34 - (d) related to, arising out of or caused by any breach or nonperformance of any covenant or obligation made or incurred by Seller herein; (e) related to, arising out of or caused by non-payment or non-performance of any Assumed Liabilities; (f) related to, arising out of or caused by non-payment of any Selling Expenses in accordance with Section 2.3.5; (g) related to, arising out of or caused by the SVB Debt or the Advantage Debt; (h) related to, arising out of or caused by non-payment or non-performance of any Liabilities related to the RIF or the vesting of the Employee Equity Grants; or (i) related to, arising out of or caused by the claims on Schedule 1.1. 8.2 Limitations on Indemnification of Buyer. The indemnification of the Buyer Indemnitees provided for in this Agreement shall be subject to the following limitations: (a) (i) any claim by a Buyer Indemnitee for indemnification pursuant to Section 8.1(a) shall be required to be made by delivering notice to Seller on or before the nine (9) month anniversary of the Closing Date; (ii) any claim by a Buyer Indemnitee for indemnification pursuant to Section 8.1(b) may be made at any time on or prior to the four (4) year anniversary of the Closing Date; (iii) any covenants or obligations described in Section 8.1(d) shall survive in accordance with their terms; (iv) any claim by a Buyer Indemnitee for indemnification pursuant to Sections 8.1(e), 8.1.(f), 8.1(g), 8.1(h), and/or 8.1(i) may be made at any time following the Closing Date; (v) any claim by a Buyer Indemnitee for indemnification pursuant to Section 8.1(c) shall survive until ninety (90) days following the expiration of the applicable statute of limitations; and (vi) claims related to fraud may be made at any time following the Closing Date. (b) Notwithstanding anything to the contrary, the Buyer Indemnitees shall not be entitled to recover from Seller under this Article 8 with respect to claims pursuant to Section 8.1(a) unless and until the aggregate amount of all Losses suffered or incurred by all Buyer Indemnitees under Section 8.1(a) exceeds $500,000 (the "Basket"). Once the aggregate amount of Losses suffered or incurred by the Buyer Indemnitees pursuant to Section 8.1(a) exceeds the Basket, the Buyer Indemnitees shall be entitled to indemnification only for the amount of all claims for Losses in excess of the Basket made by the Buyer Indemnitees pursuant to Section 8.1(a) (and subject to the other limitations contained herein). For purposes of clarity, in no event shall the Basket apply with respect to any Losses relating to a claim for indemnification pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.1(f), 8.1(g), 8.1(h), and/or 8.1(i) or in the case of fraud. (c) The maximum liability of Seller under Section 8.1(a) (other than with respect to fraud) shall in no event exceed an aggregate amount equal to $1,000,000 (the "General Cap"). For purposes of clarity, in no event shall the General Cap apply with respect to any Losses relating to a claim for indemnification pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.1(f), 8.1(g), 8.1(h), and/or 8.1(i) or in the case of fraud. (d) The limitations set forth in this Section 8.2 shall in no way limit the rights of the Buyer Indemnitees in the case of fraud. 8.3 Indemnification of Seller. From and after the Closing Date, Buyer and the Acquired Company, jointly and severally, shall indemnify Seller, its Affiliates, and its and their respective

- 35 - officers, directors, managers, employees, agents, partners, stockholders, members, successors and permitted assigns (collectively, the "Seller Indemnitees") against and hold the Seller Indemnitees harmless from any Losses related to, arising out of or caused by: (a) any inaccuracy in, or breach of, any representation or warranty contained in Article 5, other than any Buyer Fundamental Representation (which Buyer Fundamental Representations are subject to Section 8.3(b)), on the part of Buyer; (b) related to, arising out of or caused by any inaccuracy in, or breach of, any Buyer Fundamental Representations, on the part of Buyer; (c) Taxes of the Acquired Company attributable to any Post-Closing Tax Period (including any portion of a Straddle Period allocable or apportioned to Buyer (as provided in Section 7.7.3)), and any Taxes of the Acquired Company resulting from any action taken by Buyer or the Acquired Company after the Closing on the Closing Date that is not in the ordinary course of business; (d) any breach or nonperformance of any covenant or obligation made or incurred by Buyer herein; or (e) any Retained Liability. 8.4 Limitations on Indemnification of Seller. The indemnification of the Seller Indemnitees provided for in this Agreement shall be subject to the following limitations: (a) any claim by a Seller Indemnitee for indemnification pursuant to Section 8.3(a) shall be required to be made by delivering notice to Buyer no later than the nine (9) month anniversary of the Closing Date; (ii) any claim by a Seller Indemnitee for indemnification pursuant to Section 8.3(b) may be made at any time on or prior to the four (4) year anniversary of the Closing Date; (iii) any covenants or obligations described in Section 8.3(c) shall survive in accordance with their terms; (iv) any claim by a Seller Indemnitee for indemnification pursuant to Sections 8.3(d) and 8.3(e) may be made at any time following the Closing Date; and (v) claims related to fraud may be made at any time following the Closing Date. (b) Notwithstanding anything to the contrary, the Seller Indemnitees shall not be entitled to recover from Buyer or the Acquired Company under this Article 8 with respect to claims pursuant to Section 8.3(a) unless and until the aggregate amount of all Losses suffered or incurred by all Seller Indemnitees under Section 8.3(a) exceeds the Basket. Once the aggregate amount of Losses suffered or incurred by the Seller Indemnitees pursuant to Section 8.3(a) exceeds the Basket, the Seller Indemnitees shall be entitled to indemnification only for the amount of all claims for Losses in excess of the Basket made by the Seller Indemnitees pursuant to Section 8.3(a) (and subject to the other limitations contained herein). For purposes of clarity, in no event shall the Basket apply with respect to any Losses relating to a claim for indemnification pursuant to Sections 8.3(b), 8.3(c), 8.3(d) or 8.3(e) or in the case of fraud. (c) The maximum liability of Buyer and the Acquired Company under Section 8.3(a) (other than with respect to fraud) shall in no event exceed the General Cap. For purposes of clarity, in no event shall the General Cap apply with respect to any Losses relating to a claim for indemnification pursuant to Sections 8.3(b), 8.3(c), 8.3(d) or 8.3(e) or in the case of fraud. (d) The limitations set forth in this Section 8.4 shall in no way limit the rights of the Seller Indemnitees in the case of fraud.

- 36 - 8.5 Procedures Relating to Indemnification. 8.5.1 Third-Party Claims. (a) In order for a party (the "indemnitee") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand made by any Person against the indemnitee (a "Third-Party Claim"), such indemnitee must notify the party from whom indemnification hereunder is sought (the "indemnitor") in writing of the Third-Party Claim as soon as reasonably practicable after the indemnitee determines that it may be entitled to indemnification for such Third-Party Claim under this Article 8. Such notice shall state in reasonable detail the amount or estimated amount of such Third-Party Claim, and shall identify the specific basis (or bases) for such Third-Party Claim, including the representations, warranties or covenants in this Agreement alleged to have been breached. Failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnitor shall have been actually prejudiced as a result of such failure. Thereafter, the indemnitee shall deliver to the indemnitor, without undue delay, copies of all notices and documents (including court papers received by the indemnitee) relating to the Third-Party Claim so long as any such disclosure could not reasonably be expected, in the reasonable opinion of counsel, to have an adverse effect on the attorney-client or any other privilege that may be available to the indemnitee in connection therewith. (b) If a Third-Party Claim is made against an indemnitee and if (i) the indemnitor irrevocably admits to the indemnitee in writing its obligation to indemnify the indemnitee for all liabilities and obligations relating to such Third-Party Claim, (ii) no claim for injunctive relief is being made against the indemnitee, (iii) the Third-Party Claim does not involve a Governmental Authority, and (iv) it is reasonably likely that the indemnitee will not suffer a Loss in excess of the indemnitor's indemnification obligations hereunder, the indemnitor may elect to assume and control the defense thereof, at its expense, with counsel selected by the indemnitor that is reasonably acceptable to the indemnitee, by providing the indemnitee with notice within thirty (30) days after the indemnitor's receipt from the indemnitee of notice of the Third-Party Claim. If the indemnitor assumes such defense, the indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnitor, it being understood that the indemnitor shall control such defense; provided that indemnitee's expenses of counsel shall be an indemnified Loss for purposes of this Article 8 if such counsel reasonably concludes that a conflict exists between indemnitee and indemnitor that cannot be waived. If the indemnitor is eligible to assume the defense of a Third-Party Claim pursuant to this Section 8.5.1(b) and the indemnitor elects not to assume such defense, the indemnitor shall reimburse the indemnitee for any Losses incurred by indemnitee in the defense of such Third-Party Claim. (c) If the indemnitor so assumes the defense of any Third-Party Claim, all of the indemnitees shall reasonably cooperate with the indemnitor in the defense or prosecution thereof. Such cooperation shall include, at the expense of the indemnitor, the retention and (upon the indemnitor's request) the provision to the indemnitor of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnitor has assumed the defense of a Third-Party Claim, (i) the indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Third-Party Claim without the indemnitor's prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) the indemnitor shall not admit any liability

- 37 - with respect to, or settle, compromise or discharge such Third-Party Claim without the indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed); provided that the indemnitee shall agree to any settlement, compromise or discharge of a Third-Party Claim which the indemnitor may recommend and which by its terms releases the indemnitee from any liability in connection with such Third-Party Claim without cost or expense (other than costs and expenses for which such indemnitee would be indemnified hereunder) and without any admission of violation, injunction or agreement to take or restrain from taking any material action. 8.5.2 Other Claims. In the event an indemnitee should have a claim against an indemnitor under this Agreement that does not involve a Third-Party Claim, the indemnitee shall deliver written notice of such claim to the indemnitor promptly following discovery of any indemnifiable Loss, but in any event not later than the last date set forth in Section 8.2 or Section 8.4, as the case may be, for making such claim. Such written notice shall, to the extent known by the indemnitee at the time, state in reasonable detail the amount or an estimated amount of such claim, and shall specify the facts and circumstances, to the extent known by the indemnitee at the time, which form the basis (or bases) for such claim, and shall further specify the representations, warranties or covenants alleged to have been breached. Failure to give such notification shall not affect the indemnification provided hereunder, except to the extent the indemnitor shall have been actually prejudiced as a result of such failure. Within thirty (30) days of any such notice, the indemnitor shall notify the indemnitee as to whether the indemnitor accepts liability for any Loss. If the indemnitor disputes its liability with respect to such claim, as provided above, the indemnitor and the indemnitee shall attempt to resolve any such dispute in good faith for a period of twenty (20) days. If such dispute cannot be resolved in such time period, the indemnitor and the indemnitee shall resolve such dispute in accordance with the terms and provisions of Section 10.4. Notwithstanding the foregoing, in the event that the indemnitee in good faith believes that circumstances exist such that any delay could materially harm the indemnitee or the indemnitee's business, the foregoing twenty (20) day period shall not apply and the indemnitee shall have the right to immediately resolve such dispute in accordance with the terms and provisions of Section 10.4. 8.6 Calculation and Mitigation of Losses; No Double-Counting. 8.6.1 The amount of any and all indemnifiable Losses incurred by any indemnitee under this Article 8 shall be determined net of (a) any cash Tax benefit actually received or realized by the applicable indemnitee, including any cash refund or any reduction of, or credit against, such indemnitee's cash Tax liabilities, in connection with the accrual, incurrence or payment of such Losses (a "Tax Benefit"), and (b) any insurance or contractual or other indemnity (net of any collection costs and Taxes arising as a result of such recovery) available to such indemnitee in connection with the facts giving rise to the right of indemnification (each, an "Alternative Recovery"). Any indemnitee making a claim for indemnification of Losses with respect to a particular matter will use commercially reasonable efforts to seek recovery of such Losses under all such applicable Alternative Recoveries with respect to any Loss prior to seeking indemnification hereunder. If an indemnification payment is received by an indemnitee, and such indemnitee later receives any Alternative Recovery in respect of the related Losses, the indemnitee shall promptly pay to the indemnitor that made the applicable indemnification payment, a sum equal to the lesser of (x) the actual amount of the Alternative Recovery (net of any collection costs, increased insurance premiums and Taxes arising as a result of such recovery) or (y) the actual amount of the indemnification payment previously paid by the applicable indemnitee with respect to such Losses. 8.6.2 The parties shall cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder, including by taking, or causing

- 38 - the applicable indemnitee to take, all reasonable efforts to mitigate any such claim, liability or Loss. In the event that an indemnitee shall fail to take such reasonable efforts, then notwithstanding anything else to the contrary contained herein, the applicable indemnitor shall not be required to indemnify such indemnitee for any claim, liability or Loss that could reasonably be expected to have been avoided if such efforts had been made. 8.6.3 Any indemnity provided hereunder shall be applied so as to avoid any double- counting and no indemnitee shall be entitled to obtain indemnification more than once for the same Losses pursuant to this Agreement. 8.7 Pre-Closing Breaches; No Reimbursement. Seller agrees that, should it become liable for indemnification to any Buyer Indemnitee pursuant to Section 8.1, the Acquired Company shall not have any liability to Seller for reimbursement, indemnification, subrogation or otherwise as a result of such breach, including any rights under any Contracts or the Organizational Documents of the Acquired Company. 8.8 Limitation of Remedies. Each party acknowledges and agrees that from and after the Closing, the sole and exclusive remedy with respect to any and all claims relating to this Agreement or the transactions contemplated hereby (other than fraud or claims involving equitable or injunctive relief, to which the limitations set forth in this Section 8.8 shall not apply) shall be pursuant to the indemnification provisions set forth in this Article 8. All claims for indemnification must be asserted in good faith and, to the extent applicable to such claims, within the relevant time periods set forth in this Article 8. ARTICLE 9 Termination 9.1 Generally. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated at any time prior to the Closing Date: 9.1.1 by the mutual written consent of the parties hereto; 9.1.2 by Buyer or Seller if any Governmental Authority shall have issued an order, decree or ruling or taken any other action which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable; 9.1.3 by Buyer or Seller if the Closing shall not have occurred on or prior to May 1, 2024; provided, that no party may terminate this Agreement pursuant to this Section 9.1.3 if the failure of the terminating party (which, in the case of Seller, shall include the failure of the Acquired Company) to fulfill any of its or their obligations under this Agreement or to effect the satisfaction of any of the conditions set forth in Article 6 shall have caused the Closing not to have occurred on or before said date; 9.1.4 by Seller if Buyer shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article 6, which breach has not been cured within fifteen (15) days after the giving of written notice by Seller to Buyer specifying such breach; provided, that Seller may terminate this Agreement pursuant to this Section 9.1.4 only to the extent that Seller has not breached (or has not continued to breach) in any material respect any of its representations, warranties, covenants and agreements hereunder; or

- 39 - 9.1.5 by Buyer if Seller shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article 6, which breach has not been cured within fifteen (15) days after the giving of written notice by Buyer to Seller specifying such breach; provided, that Buyer may terminate this Agreement pursuant to this Section 9.1.5 only if Buyer has not breached (or has not continued to breach) in any material respect any of its representations, warranties, covenants and agreements hereunder. 9.2 Effect of Termination. Upon a valid termination pursuant to this Article 9, no party hereto shall have any obligation to consummate the transactions hereunder, this Agreement shall become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof. In the event of any such termination, each party shall be responsible for payment of such party's own costs and expenses. ARTICLE 10 Construction; Miscellaneous Provisions 10.1 Notices. Any notice to be given or delivered pursuant to this Agreement shall be ineffective unless given or delivered in writing, and shall be given or delivered in writing as follows: (a) If to Seller, to: BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021 Attention: Chief Financial Officer E-mail: twichterman@biolifesolutions.com With a copy to: K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 Attention: Michael Hedge; Jason Dreibelbis E-mail: michael.hedge@klgates.com; jason.dreibelbis@klgates.com If to Buyer, to: GCI Holdings Company, LLC 3106 Camba Road Jackson, Ohio 45640 Attention: Clayton Newman E-mail: clayton@breakthrough-cs.com With a copy to: Wickens Herzer Panza 35765 Chester Road Avon, Ohio 44011 Attention: Christopher W. Peer E-mail: cpeer@wickenslaw.com or in any case, to such other address for a party as to which notice shall have been given to Buyer and Seller in accordance with this Section 10.1. Notices so addressed shall be deemed to have been duly given (i) on the third (3rd) Business Day after the day of registration, if sent by registered or certified mail, postage prepaid, (ii) on the next Business Day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, if so

- 40 - sent, or (iii) on the date sent by electronic mail. Otherwise, notices shall be deemed to have been given when actually received at such address. 10.2 Entire Agreement. This Agreement, the Recitals hereto, the Disclosure Schedules and the Exhibits hereto constitute the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof, and supersede all other prior agreements, oral or written, among or between any of the parties hereto concerning such subject matter. All negotiations among or between any of the parties hereto are superseded by this Agreement, the Disclosure Schedules and the Exhibits hereto, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof among or between any of the parties hereto other than those expressly set forth or expressly incorporated herein. 10.3 Modification. No amendment, modification, or waiver of this Agreement or any provision hereof, including the provisions of this sentence, shall be effective or enforceable as against a party hereto unless made in a written instrument that specifically references this Agreement and that is signed by the party waiving compliance. 10.4 Jurisdiction and Venue; WAIVER OF JURY TRIAL. Each party hereto agrees that any claim relating to this Agreement shall be brought solely in any state or federal court of competent jurisdiction located in New Castle County, Delaware, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by all parties hereto. The parties waive personal service of any and all process on each of them and consent that all such service of process shall be made in the manner, to the party and at the address set forth in Section 10.1, and service so made shall be complete as stated in such Section. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTES OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND A TRIAL BY JURY. 10.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. 10.6 Headings. The Article and Section headings used in this Agreement are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in the interpretation or construction of this Agreement. 10.7 Number and Gender; Inclusion. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the feminine gender includes the masculine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular. In every place where it is used in this Agreement, the word "including" is intended and shall be construed to mean "including, without limitation." 10.8 Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same

- 41 - instrument. A facsimile or other electronic copy of a signature shall be deemed an original for purposes of this Agreement. 10.9 Third Parties. Nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any Person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement and, except in respect of Article 8, as it relates to the Buyer Indemnitees and the Seller Indemnitees who are not otherwise parties to this Agreement. 10.10 Time Periods. Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a U.S. federal legal holiday, the period during which such action may be taken shall automatically be extended to the next Business Day. 10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice-of-laws or conflicts-of-laws provisions thereof. [Signature Pages Follow]

Signature Page to Stock Purchase Agreement IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement as of the date first written above. BUYER: GCI HOLDINGS COMPANY, LLC By: /s/ Clayton Newman Name: Clayton Newman Its: Sole Member SELLER: BIOLIFE SOLUTIONS, INC. By: /s/ Roderick de Greef Name: Roderick de Greef Its: Chairman and Chief Executive Officer

- 1 - EXHIBIT A Assignment and Assumption Agreement

- 2 - ASSIGNMENT AND ASSUMPTION AGREEMENT This Assignment and Assumption Agreement (this "Agreement") is hereby entered into on this ____ of ______________, 2024 (the "Effective Date"), by and between Global Cooling, Inc., a Delaware corporation ("Assignor"), and BioLife Solutions, Inc., a Delaware corporation ("Assignee"). Capitalized terms used but not defined in this Agreement will have the meanings given to them in the Purchase Agreement (as defined below). WHEREAS, Assignee and GCI Holdings Company, LLC, an Ohio limited liability company ("Buyer"), have entered into that certain Stock Purchase Agreement, dated as of ______________, 2024 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Assignee, and Assignee has agreed to sell to Buyer, all of the issued and outstanding common stock of Assignor; WHEREAS, in order to induce Buyer to enter into the transactions contemplated by the Purchase Agreement, Assignee has agreed to assume all of the Assumed Liabilities, but not any Retained Liabilities, as described herein; and WHEREAS this Agreement's execution and delivery is a condition precedent to the obligation of Buyer to close the transactions contemplated by the Purchase Agreement; NOW, THEREFORE, pursuant to and in accordance with the Purchase Agreement's terms and provisions, and for the consideration set forth therein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows: 1. Assignment of Assumed Liabilities. Assignor hereby irrevocably and unconditionally sells, transfers, assigns, conveys, sets over, and delivers to Assignee all of Assignor's right, title, interest, and obligations in, to, and under the Assumed Liabilities. This assignment is without representations or warranties of any kind, express, or implied. 2. Assumption of Assumed Liabilities. Assignee hereby accepts, assumes and agrees to pay, perform, satisfy and/or discharge when due, as appropriate, the Assumed Liabilities. Notwithstanding anything to the contrary set forth herein, Assignee shall not assume, and Assignee shall have no liability for, the Retained Liabilities (including, without limitation, any Liabilities specifically listed on Schedule I attached hereto and incorporated herein by reference). All such Retained Liabilities shall be retained by Assignor and shall be paid, performed, satisfied and/or discharged as and when such Retained Liabilities become due by Assignor. 3. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Assignor, Assignee, and their respective successors and permitted assigns, including any successor by way of merger, consolidation, or acquisition of all or substantially all of the assets of a party. This Agreement may not be assigned by any party without the prior written consent of the other party. 4. Intended Third-Party Beneficiary. Assignor and Assignee hereby acknowledge and agree that Buyer is an intended third-party beneficiary of this Agreement and may enforce the terms hereof as if it were an original party hereto.

- 2 - 5. Further Assurances. From time to time after the Closing, at the request of either party hereto, the other party hereto shall execute and deliver any further instruments and take such other action as such party may reasonably request to carry out the transactions contemplated hereby. 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice-of-laws or conflicts-of-laws provisions thereof. 7. Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature shall be deemed an original for purposes of this Agreement. 8. Relationship to Purchase Agreement. This Agreement is executed and delivered pursuant to, is in furtherance of, and is subject to the Purchase Agreement's terms and conditions. If there is any express conflict between the Purchase Agreement's terms and this Agreement's terms, the Purchase Agreement's terms shall prevail. Nothing contained in this Agreement shall be deemed to alter, modify, expand, or diminish the Purchase Agreement's terms or provisions. [Signature Page Follows]

Signature Page to Assignment and Assumption Agreement IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the Effective Date. Global Cooling, Inc. By: Roderick de Greef, Chairman and Chief Executive Officer "Assignor" BioLife Solutions, Inc. By: Roderick de Greef, Chairman and Chief Executive Officer "Assignee"

Schedule I to Assignment and Assumption Agreement SCHEDULE I Retained Liabilities Product Warranty Claims [To be completed with trade accounts payable, payroll obligations and other working capital- related Liabilities incurred in the ordinary course of business that are not yet due and payable as of Closing as close as practicable to Closing by Buyer and Buyer's financial professionals]

EXHIBIT B Transition Services Agreement

- 1 - TRANSITION SERVICES AGREEMENT This TRANSITION SERVICES AGREEMENT (this "TSA") is entered into as of _________________, 2024 (the "Effective Date"), by and between Global Cooling, Inc., a Delaware corporation (the "Company"), and BioLife Solutions, Inc., a Delaware corporation ("Seller"). Capitalized terms used but not defined in this TSA will have the meanings given to them in the Purchase Agreement (as defined below). RECITALS WHEREAS, Seller and GCI Holdings Company, LLC, an Ohio limited liability company ("Buyer") are parties to that certain Stock Purchase Agreement, dated as of ______________, 2024, by and between Buyer and Seller (the "Purchase Agreement"), under which Buyer will purchase all of the issued and outstanding shares of common stock of the Company from Seller, upon the terms and subject to the conditions contained therein; WHEREAS, pursuant to Section 6.1(i) of the Purchase Agreement, Seller has agreed to enter into this TSA, pursuant to which Seller will provide certain services to the Company on a transitional basis on the terms and subject to the conditions contained herein, solely for the purpose of facilitating the operation of the business of the Company following the Closing; and WHEREAS, this TSA's execution and delivery is a condition precedent to the obligation of Buyer to close the transactions contemplated by the Purchase Agreement; NOW, THEREFORE, pursuant to and in accordance with the Purchase Agreement's terms and provisions, and for the consideration set forth therein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Seller agree as follows: 1. Provision of Services. 1.1 General. Subject to the terms and conditions herein, Seller agrees to provide, or cause to be provided, to the Company the services (each, a "Service" and, collectively, the "Services") as specified in the services schedule attached hereto as Exhibit A, as it may be amended from time to time in accordance with this Agreement (the "Service Schedule"). The Service Schedule shall set forth, where relevant: (a) a detailed description of each Service to be performed; and (b) applicable performance times and other required performance standards and criteria for each Service. The Service Schedule may be amended from time to time by the mutual written agreement of Seller and the Company. 1.2 Standard of Care. Except as otherwise provided in, and subject to, the Service Schedule: (a) Seller shall perform or provide the Services using the same degree of care as it utilizes as of the Effective Date in rendering such services for its own operations and the operations of its Affiliates; and (b) Seller shall perform or provide each Service in good faith, in accordance with applicable Laws, and in a workmanlike and professional manner by individuals of suitable experience, training and skill. Except as expressly provided in this Agreement, Seller makes no representations and warranties of any kind, implied or express, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

- 2 - 1.3 Contractors. Seller may perform any Service or Services through the use of agents, contractors, subcontractors or other third parties (collectively, "Third Parties"); provided, that such Services were historically provided by Third Parties or if not, that the Company consents to Seller's use of such Third Parties, such consent not to be unreasonably withheld, conditioned or delayed; and provided further that any such use of Third Parties will not eliminate or limit the obligations of Seller for the provision of the Services to the Company hereunder. 1.4 Additional Services. Any additional services requested by the Company which are necessary for the operation of the Company's business and not included among the Services described in the Service Schedule shall be negotiated in good faith, and if mutually agreed upon by the parties hereto, shall be included in this TSA through amendments to the Service Schedule, it being understood that the Service Fees for any such additional services shall be determined on a basis consistent with the fees for the Services initially set forth in Section 3 herein. Any such additional services so provided by Seller shall constitute Services under this TSA and shall be subject in all respect to the provisions of this TSA as if fully set forth on Exhibit A as of the date hereof. 1.5 Service Manager. Seller shall (a) designate an individual, who shall initially be Troy Wichterman, who shall have overall responsibility for the coordinating and managing of Seller's provision of Services under this TSA (the "Services Manager"). Seller shall promptly notify the Company in writing of the appointment of a different Services Manager. 1.6 Cooperation. At either party's reasonable request, the parties shall meet and discuss the nature, quality, and level of Services covered by this TSA and any modification either party may desire to make to the Services and the other matters covered in the Service Schedule. The parties hereto shall reasonably cooperate in good faith in matters relating to the provision and receipt of the Services, including using their respective commercially reasonable efforts to obtain all third-party consents, licenses, or approvals necessary to permit Seller to perform its obligations hereunder. The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, the Company agrees to use commercially reasonable efforts and to take all actions reasonably required to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services. 1.7 Recovery Procedures and IT Usage. Seller shall use its commercially reasonable efforts to maintain, consistent with past practices, operational recovery procedures to ensure the availability of systems and the integrity of data relating to the Services at all times. If any such system becomes unavailable or such data is lost or destroyed, Seller shall use its commercially reasonable efforts, consistent with past practices, to restore such system and recover or replace such data to the extent reasonably practicable. During the Term, Seller shall provide the Company access to Seller's information technology systems being used by Seller to provide any of the Services upon the reasonable request of the Company. Except as provided in this Section 1.7, nothing herein shall prohibit Seller from making such changes to the technology, software, or information systems used by it in connection with this Agreement as it deems necessary and applying such changes, to the extent applicable, to a Service. Except for the Services as set forth in the Service Schedule, the Company acknowledges and agrees that Seller and its Affiliates shall be under no obligation to upgrade, improve or retain any particular information technology infrastructure and related software and systems, and that Seller and its Affiliates shall be entitled to, in their sole discretion, acquire, transition to, or otherwise use any information technology and

- 3 - related software and systems as they shall determine in the operation of Seller's and its Affiliates' other businesses or units; provided that no such transition shall adversely affect in any material respect the quality, substance, or availability of any Service. 1.8 Company Property; Access to Premises. All documents, including electronically encoded documents, and physical property of the Company, whether prepared by Seller in connection with the Services or otherwise coming into Seller's possession during the Term, are exclusive property of the Company. All such documents and other physical property (if any) must be returned to the Company or otherwise destroyed upon the earlier of (a) the request of the Company's President and Chief Executive Officer or (b) when the Term expires by its terms or this TSA is otherwise terminated. In order to enable the provision of the Services by Seller, the Company agrees that it shall provide to Seller's and its Affiliates' employees and any Third Parties who provide Services, at no cost to Seller, access to the facilities, assets, and books and records of the Company, in all cases to the extent necessary for Seller to fulfill its obligations under this Agreement. 2. Term; Termination. 2.1 Term. Unless earlier terminated or extended as provided herein, the term of this TSA (the "Term") shall commence on the date hereof and shall terminate upon the earliest to occur of: (a) ninety (90) days following the Effective Date or (b) expiration or discontinuation of all of the Services set forth on the Service Schedule. 2.2 Termination. This TSA may be terminated at any time: (a) by an agreement in writing signed by Seller and the Company; or (b) by either party upon material breach or default of this TSA by the other party and such breach or default shall have continued without cure for a period of twenty (20) days after receipt by the breaching party of a written notice by the non- breaching party of such breach. 2.3 Effects of Termination. Upon termination, the parties shall be fully discharged from their obligations hereunder (except as set forth in Sections 5 (Confidentiality), 6 (Jurisdiction and Venue; Waiver of Jury Trial), 7 (Indemnification), 8 (Limitation of Liability) and 9 (Notices) through 19 (Survival) of this TSA); provided that, notwithstanding any termination or expiration of this Agreement, the Company will remain responsible thereafter for payment to Seller of any unpaid amounts payable in accordance with Section 3. 2.4 Extension of Term. Notwithstanding anything to the contrary in this TSA, the Term may be extended only by the mutual written agreement of Seller and the Company. 2.5 Force Majeure. Neither Seller nor any of its Affiliates shall be liable for any Loss whatsoever arising out of any interruption, delay, or failure to perform any Service under this Agreement, and the obligations of Seller under this Agreement with respect to any Service shall be suspended during the period and to the extent that Seller is prevented or hindered from providing such Service, or the Company is prevented or hindered from receiving such Service, in each case that is due to any event resulting from causes beyond Seller's reasonable control, including the following (such causes, "Force Majeure Events"): (a) acts of God, (b) weather conditions, flood, fire or explosion, (c) war, invasion, riot or other civil unrest, (d) any Order or Law, (e) actions, embargoes or blockades in effect on or after the date of this Agreement, (f) action by any Governmental Authority, (g) national or regional emergency, (h) strikes, labor stoppages or slowdowns or other industrial disturbances, (i) shortage of adequate power or transportation

- 4 - facilities, and (j) system failures or power outages. Upon the occurrence of such a Force Majeure Event, Seller shall, as soon as reasonably practicable, give the Company notice of suspension, stating the date and extent of such suspension and the cause thereof, and shall use commercially reasonable efforts to restore the affected Services as soon as reasonably practicable. If Seller or its Affiliates, as applicable, are unable to provide Services due to any such Force Majeure Event, the parties shall use commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory during the pendency of such Force Majeure Event. 3. Service Fees; Expenses. 3.1 Service Fees. In consideration for the Services, the Company shall provide Seller compensation for the Services at a flat fee of Two Thousand Dollars and XX/100 ($2,000.00) total per month (the "Service Fees"). 3.2 Intentionally Deleted. 3.3 Invoices; Payment. Within ten (10) days after the end of each month during the Term, Seller shall deliver to the Company an invoice setting forth the amounts due, if any, for each of the Services performed and expenses incurred during the month for which the invoice is rendered, together with a reasonably detailed description of the Services provided and the amounts charged therein. Terms of payment on any invoice will be thirty (30) days from the date of invoice, payable by the Company to Seller in the manner agreed upon by the parties. To the extent not disputed by the Company as provided in Section 3.4, such invoices and the amounts charged to the Company therein shall be deemed conclusive and binding upon the parties. Payments more than fifteen (15) days past due shall bear interest calculated on a per annum basis from but not including the date on which payment was due through and including the date of payment at a fluctuating interest rate equal at all times to the prime rate of interest announced publicly from time to time by Citibank, N.A., but in no case higher than the maximum rate permitted by applicable Law; provided, however, that payments in dispute pursuant to Sections 3.4 and 3.5 herein shall not be subject to interest for nonpayment until the dispute is resolved and for fifteen (15) days thereafter. 3.4 Dispute. The Company, acting reasonably and in good faith, may dispute the amount, or any portion of such amount, invoiced to it pursuant to Section 3.3 by sending written notice of such dispute (a "Dispute Notice"), describing in reasonable detail the amount disputed and the basis for such dispute, to Seller within ten (10) days after the Company's receipt of such invoice. 3.5 Dispute Resolution. The parties, acting reasonably and in good faith, shall attempt to resolve any dispute set forth in a Dispute Notice as soon as possible. If the parties are unable to resolve such dispute within thirty (30) days after Seller's receipt of the Dispute Notice, such dispute shall be resolved in accordance with the terms and provisions of Section 6; and the amount in dispute shall not become due and payable until such matter has been resolved pursuant to Section 6 or otherwise; provided that any amounts not so disputed shall be deemed accepted and shall be paid by the Company to Seller, notwithstanding disputes on other items set forth in the applicable invoice, within the time period set forth in Section 3.3. At no point during such dispute resolution process shall Seller have the right to discontinue the provision of Services hereunder.

- 5 - 3.6 Responsibility for Payment of Wages. For such time as any employees of Seller or any of its Affiliates are providing the Services to the Company under this TSA, (a) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of the Company for any purpose, and (b) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable taxes relating to such employment. For the avoidance of doubt, the Company shall at all times be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable taxes of the Company's employees. 4. Discontinuation of Services. The Company may discontinue all or any portion of the Services provided by Seller prior to the expiration of the Term by sending notice of such discontinuation to Seller not less than ten (10) days prior to the date such Service is to be discontinued. Upon a discontinuation of Services by the Company pursuant to this Section 4, the Company will pay Seller any amounts owed for the terminated Services pursuant to Section 3 through the last day on which such Services are provided. Once a particular Service or all Services have been discontinued, Seller shall not be required to resume providing such Service or Services. The parties contemplate that certain of the Services will be discontinued from time to time prior to the end of the Term as the Company transitions such Services to itself. The Company shall use good faith efforts to complete the transition of the Services provided by Seller to the Company as soon as practicable and in no event later than the expiration of the Term, or any extension of the Term as agreed to by the parties. 5. Confidentiality. From and after the date of this TSA, each party (the "Receiving Party") agrees to, and shall cause its Affiliates, employees and representatives to: (a) treat and hold, as confidential and not disclose any non-public, confidential or proprietary information concerning the business of the other party (the "Disclosing Party") (whether obtained through the provision or receipt of the Services hereunder or otherwise), including but not limited to the Disclosing Party's intellectual property, financial information, employee information, any notes, product developments, analyses, compilations, studies, forecasts, interpretations, or other documents that are derived from, contain, reflect or are based upon any such information (the "Confidential Information"), (b) refrain from using any of the Confidential Information for any purpose other than in connection with fulfilling its obligations under this Agreement, and (c) deliver promptly to the Disclosing Party, at the written request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party's Confidential Information to the extent such Confidential Information is required to be disclosed under Law, in which case, the Receiving Party shall, to the extent feasible, promptly notify the Disclosing Party of the required disclosure and shall disclose only such Confidential Information that it is legally bound to disclose under such Law. 6. Jurisdiction and Venue; Waiver of Jury Trial. Each party hereto agrees that any claim relating to this TSA shall be brought solely in any state or federal court of competent jurisdiction located in New Castle County, Delaware, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by all

- 6 - parties hereto. The parties waive personal service of any and all process on each of them and consent that all such service of process shall be made in the manner, to the party and at the address set forth in Section 9, and service so made shall be complete as stated in such Section. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS TSA OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTES OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND A TRIAL BY JURY. 7. Indemnification. 7.1 Seller Obligations. Seller shall indemnify and hold the Company harmless from and against any liability, loss, claim, damage or expense, including reasonable attorney's fees (each, a "Loss"), resulting from or arising out of (a) the gross negligence or willful misconduct of Seller or the material failure of Seller to comply with applicable Laws, in each case, in connection with the provision of the Services, or (b) any material breach by Seller of the provisions of this TSA. 7.2 Company Obligations. The Company shall indemnify and hold Seller harmless from and against any Loss resulting from or arising out of any Services provided by Seller hereunder or the use of any such Service by the Company, its Affiliates or any other Person acting on behalf of the foregoing, except to the extent such Losses result from or arise out of (a) the gross negligence or willful misconduct of Seller or the material failure of Seller to comply with applicable Laws, in each case, in connection with the provision of the Services, or (b) any material breach by Seller of the provisions of this TSA. 7.3 Miscellaneous. The obligations of Seller in this Section 7 shall not limit Seller's obligations (including but not limited to those of indemnification) under the Purchase Agreement. 8. Limitation of Liability. Except for breach(es) of Section 5 of this TSA by Seller or in the case of Seller's willful misconduct, Seller's liability to the Company for any claim of any kind arising out of or relating to this TSA shall not exceed the aggregate amount of the Services Fees paid under this TSA. In no event shall Seller have any liability under any provision of this TSA for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort, or otherwise (except to the extent awarded in any third party claim), in connection with the performance of this Agreement, and the Company hereby waives on behalf of itself, its Affiliates and its representatives any claim for such damages.

- 7 - 9. Notices. Any notice to be given or delivered pursuant to this TSA shall be ineffective unless given or delivered in writing, and shall be given or delivered in writing as follows: If to Seller, to: BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021 Attention: Chief Financial Officer E-mail: twichterman@biolifesolutions.com If to the Company, to: Global Cooling, Inc. 6000 Poston Road The Plains, Ohio 45780 Attention: Clayton J. Newman E-mail: clayton@breakthrough-cs.com or in any case, to such other address for a party as to which notice shall have been given to Seller and the Company in accordance with this Section 9. Notices so addressed shall be deemed to have been duly given (a) on the third (3rd) Business Day after the day of registration, if sent by registered or certified mail, postage prepaid, (b) on the next Business Day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, if so sent, or (c) on the date sent by electronic mail. Otherwise, notices shall be deemed to have been given when actually received at such address. 10. Headings; Inclusion. The Article and Section headings used in this TSA are intended solely for convenience of reference, do not themselves form a part of this TSA, and may not be given effect in the interpretation or construction of this TSA. In every place where it is used in this TSA, the word "including" is intended and shall be construed to mean "including, without limitation." 11. Counterparts. This TSA may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature shall be deemed an original for purposes of this TSA. 12. Entire Agreement. This TSA and the Exhibits hereto constitute the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof, and supersede all other prior agreements, oral or written, among or between any of the parties hereto concerning such subject matter. All negotiations among or between any of the parties hereto are superseded by this TSA and the Exhibits hereto, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof among or between any of the parties hereto other than those expressly set forth or expressly incorporated herein.

- 8 - 13. Governing Law. This TSA shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice-of-laws or conflicts-of-laws provisions thereof. 14. Remedies. The parties agree that (a) irreparable damage would occur if any of the provisions of this TSA were not performed in accordance with their specific terms hereof or were otherwise breached, and (b) each party will be entitled to seek specific performance of the terms hereof in addition to any other remedy to which such party is entitled at law or in equity. For the avoidance of doubt, any party may contemporaneously commence an action for specific performance or injunctive or other equitable relief and seek any other form of remedy at law or in equity that may be available for breach under this TSA or otherwise in connection with this TSA or the transactions contemplated hereby (including monetary damages). 15. Modification. No amendment, modification, or waiver of this TSA or any provision hereof, including the provisions of this sentence, shall be effective or enforceable as against a party hereto unless made in a written instrument that specifically references this TSA and that is signed by the party against whom the same is sought to be enforced. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances. 16. Successors and Assigns. Neither this TSA nor any of the rights or obligations of any party under this TSA shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other party. Subject to the foregoing, this TSA shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. 17. Intended Third-Party Beneficiary. Seller and the Company hereby acknowledge and agree that Buyer is an intended third-party beneficiary of this TSA and may enforce the terms hereof as if it were an original party hereto. 18. Independent Contractor; Nature of Services. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication. Nothing in this TSA shall constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever, and no party, by reason of this TSA, shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose. The Company acknowledges and agrees that the Services are strictly ministerial in nature and do not constitute nor shall they be construed as constituting professional advice, including regulatory, legal, investment, audit, accounting or tax advice, nor the provision of such legal or other professional services for or on behalf of the Company or any other Person. 19. Survival. Sections 5 (Confidentiality), 6 (Jurisdiction and Venue; Waiver of Jury Trial), 7 (Indemnification), 8 (Limitation of Liability) and 9 (Notices) through this 19 (Survival) shall survive the expiration or early termination of this TSA.

[Signature Page to Transition Services Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transition Services Agreement as of the date first written above. COMPANY: GLOBAL COOLING, INC. By: Name: Clayton J. Newman Its: President and Chief Executive Officer SELLER: BIOLIFE SOLUTIONS, INC. By: Name: Roderick de Greef Its: Chairman and Chief Executive Officer

Exhibit A to Transition Services Agreement EXHIBIT A Services Schedule SERVICE 1. Information Technology: Seller to provide the Company continued access to, use of, and transition to the Company's own programs for the following information technology programs: a. Dropbox b. SolidWorks c. Intermedia d. Smartsheet e. SalesForce f. Stirling Cloud 2. HR Assistance Related to RIF: Seller to provide the Company human resources support in the management of any issues that arise related to the RIF (as defined in the Purchase Agreement) and/or any Terminated Employee (as defined in the Purchase Agreement). 3. HR Assistance Related to Benefits: a. Seller to provide data and informational support needed to enroll Acquired Company Employees into benefit and pay programs owned by Company. b. The Acquired Company Employees shall remain on Seller's health, dental and vision benefit plans through the end of the month in which the Closing (as defined in the Purchase Agreement) occurs. In connection with the benefits of such Acquired Company Employees, Seller shall continue to provide support, handle claims, and provide ongoing administrative functions related to such Acquired Company Employees' health, dental and vision benefits through the end of the month in which the Closing occurs. 4. Payroll Assistance: Seller to provide payroll processing support to the Company and its payroll employees, including but not limited to processing related to the Terminated Employees and the Employee Equity Grants. Seller to provide necessary training to Company's payroll employees and access to all historical payroll tax records of Company.